Exhibit 10.7

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETED ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FORM RPB FIRST-LINE AND SUB-BOTTLING

EXECUTION VERSION

Regional Manufacturing Agreement

Entered into by

The Coca-Cola Company,

a Delaware corporation,

and

Coca-Cola Bottling Co. Consolidated,

a Delaware corporation,

with Effective Date of

March 31, 2017

TABLE OF CONTENTS

1.	RECITALS	1
2.	DEFINITIONS	2
3.	AUTHORIZATION FOR BOTTLER TO purchase Concentrates AND TO MANUFACTURE AUTHORIZED COVERED BEVERAGES	4
4.	AUTHORIZATION FOR BOTTLER TO SELL AND SUPPLY AUTHORIZED COVERED BEVERAGES	4
5.	COMPANY AND BOTTLER RIGHTS AND OBLIGATIONS REGARDING THE TRADEMARKS	6
6.	REFORMULATION AND DISCONTINUATION OF THE CONCENTRATES	7
7.	TERRITORIAL LIMITATIONS AND TRANSSHIPPING	7
8.	ACQUIRED MANUFACTURING RIGHTS	7
9.	EFFECT OF NEW OR AMENDED MANUFACTURING AGREEMENTS WITH OTHER REGIONAL PRODUCING BOTTLERS	8
10.	OBLIGATIONS OF BOTTLER AS TO MANUFACTURE OF OTHER BEVERAGE PRODUCTS	9
11.	WARRANTIES OF COMPANY RELATING TO MANUFACTURE AND QUALITY OF THE CONCENTRATE	10
12.	OBLIGATIONS AND WARRANTIES OF BOTTLER RELATING TO MANUFACTURE AND QUALITY OF THE AUTHORIZED COVERED BEVERAGES	10
13.	OBLIGATIONS OF COMPANY AND BOTTLER RELATING TO RECALL OF AUTHORIZED COVERED BEVERAGES	12
14.	Obligations of Bottler Relating to MANUFACTURE OF AUTHORIZED COVERED BEVERAGES, SYSTEM GOVERNANCE, INVESTMENT, MANAGEMENT, REPORTING AND PLANNING ACTIVITIES	13
15.	PRICING AND OTHER CONDITIONS OF PURCHASE AND SALE OF CONCENTRATES	15
16.	OWNERSHIP AND CONTROL OF BOTTLER	16
17.	TERM OF AGREEMENT	17
18.	COMMERCIAL IMPRACTICABILITY AND FORCE MAJEURE	18
19.	TERMINATION FOR DEFINED EVENTS	19
20.	DEFICIENCY TERMINATION	20
21.	BOTTLER RIGHT TO CURE	20
22.	BOTTLER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO SALE OF ITS BUSINESS	22
23.	EFFECT OF THIS AGREEMENT ON BOTTLER’S CBA IN CERTAIN EVENTS	22
24.	POST-EXPIRATION AND POST-TERMINATION OBLIGATIONS	23
25.	COMPANY’S RIGHT OF ASSIGNMENT	23
26.	LITIGATION	24
27.	INDEMNIFICATION	24
28.	BOTTLER’S INSURANCE	25
29.	LIMITATION ON BOTTLER REPRESENTATIONS OR DISCLOSURES REGARDING AUTHORIZED COVERED BEVERAGES	25
30.	INCIDENT MANAGEMENT	25
31.	SEVERABILITY	26
32.	REPLACEMENT OF CERTAIN PRIOR CONTRACTS, MERGER, AND REQUIREMENTS FOR MODIFICATION	26
33.	NO WAIVER	27
34.	NATURE OF AGREEMENT AND RELATIONSHIP OF THE PARTIES	27
35.	HEADINGS AND OTHER MATTERS	27
36.	EXECUTION IN MULTIPLE COUNTERPARTS	28
37.	NOTICE AND ACKNOWLEDGEMENT	28

i

38.	CHOICE OF LAW AND VENUE	30
39.	CONFIDENTIALITY	30
40.	ACTIVE AND COMPLETE ARMS LENGTH NEGOTIATIONS	31
41.	RESERVATION OF RIGHTS	32
42.	BOTTLER AFFILIATES	32

TABLE OF EXHIBITS

Exhibit	Title	Exhibit References by Section
A	Regional Manufacturing Facilities	2.13 8.1
B	Authorized Covered Beverages	2.3 9.3

TABLE OF SCHEDULES

Schedule	Title	Schedule References by Section
2.8.1	Form of NPSG Finished Goods Supply Agreement	2.8.1
2.8.2	Form of Regional Finished Goods Supply Agreement	2.8.2
2.17	Related Agreements	2.17
2.18	[***]	2.18
10.1.5	Third Party Beverages	10.1.5 10.1.6
12.2	Technical Requirements	12.2
28	Insurance Requirements	28
32.1.2	Representations of the Parties	32.1.2
32.1.4	Agreements Not Affected by this Agreement	32.1.4

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Regional Manufacturing Agreement

THIS AGREEMENT IS ENTERED INTO BY THE COCA-COLA COMPANY, A DELAWARE CORPORATION (“COMPANY”), AND COCA-COLA BOTTLING CO. CONSOLIDATED, A DELAWARE CORPORATION (“BOTTLER”).

1.	RECITALS
1.1.

Company and Bottler (or one or more Affiliates of Bottler) have entered into one or more Comprehensive Beverage Agreement(s) (as may be amended, restated or modified from time to time, “Bottler’s CBA”) authorizing Bottler to market, promote, distribute and sell Covered Beverages and Related Products within specific geographic Territories, subject to the terms and conditions contained in Bottler’s CBA.  Capitalized terms used in this Agreement will have the meanings ascribed to them in Bottler’s CBA, unless a different meaning is ascribed under this Agreement;

1.2.

Company manufactures and sells, or authorizes others to manufacture and sell, the Concentrates used to manufacture certain of the Covered Beverages, the formulas for all of which constitute trade secrets owned by Company and which are identified by the Trademarks;

1.3.	Company and Bottler acknowledge that the manufacture of such Covered Beverages is subject to strict production standards and applicable regulatory requirements;
1.4.

Bottler and Company wish to enter into this Agreement in order to permit Bottler to manufacture, produce and package (collectively, “manufacture”), at the Regional Manufacturing Facilities, the Authorized Covered Beverages in Authorized Containers both for (i) distribution and sale by Bottler and its Affiliates for their own account in accordance with Bottler’s CBA; and (ii) sale by Bottler and its Affiliates to Company and to certain other U. S. Coca-Cola Bottlers in accordance with this Agreement;

1.5.	Bottler has requested an authorization from Company to use the Trademarks in connection with such manufacture of the Authorized Covered Beverages;
1.6.	Company is willing to grant the requested authorization to Bottler under the terms and conditions set forth in this Agreement; and
1.7.

Company and Bottler are parties to certain pre-existing contracts, some of which are identified in Bottler’s CBA Exhibit D under which Company has previously authorized Bottler (or one or more Affiliates of Bottler) to manufacture in certain authorized containers, and market, promote, distribute and sell, Coca-Cola and other beverages marketed under Company’s trademarks.  All such pre-existing contracts are amended, restated and superseded by this Agreement and Bottler’s CBA, as of the Effective Date, to the extent provided in Section 32.

COMPANY AND BOTTLER AGREE AS FOLLOWS:

2.	DEFINITIONS
2.1.	“Agreement” means this Regional Manufacturing Agreement between Bottler and Company, as amended from time to time.
2.2.

“Authorized Containers” means containers of certain types, sizes, shapes and other distinguishing characteristics that Company from time to time approves in its sole discretion, subject to Section 12.9, for use by all Regional Producing Bottlers in manufacturing Authorized Covered Beverages. A list of Authorized Containers for each Authorized Covered Beverage will be provided by Company to Bottler, which list may be amended by additions, deletions or modifications by Company from time to time in its sole discretion.

2.3.

“Authorized Covered Beverages” means the Covered Beverages identified on Exhibit B, that all Regional Producing Bottlers are authorized to manufacture in Authorized Containers at their respective regional manufacturing facilities, which Exhibit will be deemed automatically amended to add any Covered Beverage that Company hereafter authorizes for concentrate-based, cold-fill manufacturing by any U.S. Coca-Cola Bottler, and which may otherwise be updated from time to time as mutually agreed by Company and the NPSG.  For purposes hereof, cold-fill manufacturing means the process of manufacturing beverages in which the product is chilled, or equal to or less than ambient temperature, at time of filling and packaging.

2.4.

“Company Owned Manufacturer” means any Affiliate or operating unit of Company located in the United States that manufactures any of the Authorized Covered Beverages for distribution or sale within the United States.

2.5.

“Concentrates” means the concentrates and/or beverage bases used to manufacture the Authorized Covered Beverages, the formulas for all of which constitute trade secrets owned by Company and which are identified by the applicable Trademarks.

2.6.	“Effective Date” means March 31, 2017.
2.7.	“Expanding Participating Bottler” has the meaning ascribed to that term under the Comprehensive Beverage Agreement.
2.8.	“Finished Goods Supply Agreement”:
2.8.1	“NPSG Finished Goods Supply Agreement” means the form of finished goods supply agreement attached hereto as Schedule 2.8.1.
2.8.2	“Regional Finished Goods Supply Agreement” means the form of finished goods supply agreement attached hereto as Schedule 2.8.2.
2.9.	[***]

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

2.10.	“National Product Supply Group” or “NPSG” means The Coca-Cola System National Product Supply Group, as described more fully in the National Product Supply System Governance Agreement.
2.11.

“National Product Supply Group Board” or “NPSG Board” means The Coca-Cola System National Product Supply Group Governance Board, the governing body for the Coca-Cola National Product Supply Group consisting of representatives of Company and all Regional Producing Bottlers, as described more fully in the National Product Supply System Governance Agreement between Bottler, certain other Regional Producing Bottlers and Company dated as of October 30, 2015.

2.12.

“Participating Bottler” means any U.S. Coca-Cola Bottler that is not a Regional Producing Bottler or an Expanding Participating Bottler that is party to a Comprehensive Beverage Agreement with Company.

2.13.	“Recipient Bottler” means the U.S. Coca-Cola Bottlers which Bottler is authorized pursuant to this Agreement to supply with Authorized Covered Beverages manufactured by Bottler.
2.14.

“Regional Manufacturing Facilities” means the manufacturing facilities owned and operated by Bottler and listed on Exhibit A, which Exhibit will be deemed automatically amended to add any manufacturing facility acquired or built by Bottler after the Effective Date with the approval of the NPSG, and, subject to the requirements of National Product Supply System Governance Agreement, may otherwise be updated from time to time as mutually agreed by Company and Bottler.

2.15.

“Regional Producing Bottler” means (i) Bottler; (ii) any other Expanding Participating Bottler that is a member of the NPSG that Company has authorized to manufacture Authorized Covered Beverages in accordance with a regional manufacturing authorization agreement with terms and conditions that are substantially similar to those of this Agreement (or that are substantially similar to the form of regional manufacturing authorization agreement the parties previously entered into); and (iii) a Company Owned Manufacturer that is a member of the National Product Supply Group.

2.16.	[Reserved.]
2.17.

“Related Agreement” means any agreement identified on Schedule 2.17 between Company and any of Company’s Affiliates and Bottler and any of Bottler’s Affiliates relating to the manufacturing of Authorized Covered Beverages.

2.18.	[***]
2.19.	[***]

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

3.	AUTHORIZATION FOR BOTTLER TO purchase Concentrates AND TO MANUFACTURE AUTHORIZED COVERED BEVERAGES

Company appoints Bottler as an authorized purchaser of the Concentrates for the purpose of manufacture of the Authorized Covered Beverages in Authorized Containers at the Regional Manufacturing Facilities.  Except as otherwise mutually agreed in writing by Company and Bottler, Company shall not appoint, and shall not consent to any appointment by Coca-Cola Refreshments USA, Inc. or any of its other Affiliates of, any other Person as an authorized purchaser of the Concentrates for the purposes of manufacture, packaging and distribution of such Authorized Covered Beverages in Authorized Containers for sale in Bottler’s First Line Territory or in Bottler’s Sub-Bottling Territory, respectively.

3.1.

Bottler will purchase its entire requirements of Concentrates for such Authorized Covered Beverages exclusively from Company and will not use any other syrup, beverage base, concentrate or other ingredient not specified by Company in the manufacture of Authorized Covered Beverages.

4.	AUTHORIZATION FOR BOTTLER TO SELL AND SUPPLY AUTHORIZED COVERED BEVERAGES
4.1.

With the objective of ensuring that U.S. Coca-Cola Bottlers are able to acquire finished goods from Regional Producing Bottlers at a price that enables the Coca-Cola Bottler System to be highly competitive in the marketplace, Company authorizes Bottler to sell and supply each SKU of Authorized Covered Beverages manufactured by Bottler:

4.1.1.	To other Regional Producing Bottlers at a price equivalent to [***] for each such SKU, and in accordance with the terms and conditions of the NPSG Finished Goods Supply Agreement.
4.1.2.	To Expanding Participating Bottlers and Participating Bottlers at [***] and in accordance with the terms and conditions of the Regional Finished Goods Supply Agreement.
4.2.

Company authorizes Bottler to sell and supply Authorized Covered Beverages manufactured by Bottler to Company, and Bottler agrees to sell to Company Authorized Covered Beverages, at a price equivalent to [***], in quantities sufficient to enable Company to satisfy demand of U.S. Coca-Cola Bottlers that are not Regional Producing Bottlers, Expanding Participating Bottlers or Participating Bottlers in accordance with sourcing plans developed by the NPSG from time to time.

4.3.

Upon Company’s request, Bottler agrees to advise Company, in accordance with written instructions issued by Company from time to time, of the amount of the Authorized Covered Beverages in Authorized Containers that are manufactured and sold by Bottler to Company, and, as applicable, to each Regional Producing Bottler, Expanding Participating Bottler and Participating Bottler; provided, however, that Bottler will not be required to provide Company with duplicate copies of any such information provided to the NPSG that expressly directs the NPSG to provide such information to Company.

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

4.4.

Company, acting by and through its Coca-Cola North America division (“CCNA”), will, on or before January 1, 2017, unilaterally establish and operate an exchange process (“CCNA Exchange”) that will provide [***] for each SKU (as defined in Bottler’s Comprehensive Beverage Agreement(s)) of Authorized Covered Beverages sold [***].

4.4.1.	Among other things, in establishing and operating the CCNA Exchange, CCNA will:
4.4.1.1.	Develop and unilaterally establish [***] for each SKU of Authorized Covered Beverages sold [***];
4.4.1.2.	If applicable, develop and unilaterally establish [***] for each applicable SKU of Authorized Covered Beverages, as provided in Schedule 2.18 hereof;
4.4.1.3.	Obtain from the NPSG, [***];
4.4.1.4.

For calendar year 2017 and each calendar year thereafter, (i) calculate the sum of [***]; and (ii) for each SKU of Authorized Covered Beverages sold by Bottler to Expanding Participating Bottlers and Participating Bottlers, calculate [***].

4.4.1.4.1.

For each SKU where the sum of [***] is greater than [***] charged by Bottler to Expanding Participating Bottlers and Participating Bottlers in accordance with this Agreement, Company will, through the CCNA Exchange, reimburse Bottler for the difference within a reasonable period of time; and

4.4.1.4.2.	For each SKU where the sum of [***] is less than [***] charged by Bottler to Expanding Participating Bottlers and Participating Bottlers in accordance with this Agreement, Bottler will reimburse

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Company, through the CCNA Exchange, for the difference within a reasonable period of time.

4.4.1.5.

At Bottler’s request, Company will engage a certified public accounting firm (the “Firm”), which may include any such firm engaged by the Company in accordance with Exhibit A of the NPSG Finished Goods Supply Agreement, to annually review and perform tests of CCNA’s compliance with its obligations under this Section 4.4.1.  Company and Bottler will provide the Firm with such books, records and access as is reasonably required to conduct the review and testing described above.  To the extent permitted by law, Company will share the Firm’s report with Bottler. The cost of the Firm’s services in connection with such review, testing and reporting will be paid by Bottler; provided, however, that if the Firm determines that CCNA has failed in any material respect to comply with its obligations under this Section 4.4.1, Company will reimburse Bottler for such costs within a reasonable period of time.

5.	COMPANY AND BOTTLER RIGHTS AND OBLIGATIONS REGARDING THE TRADEMARKS
5.1.

Bottler acknowledges and agrees that Company is the sole and exclusive owner of all rights, title and interest in and to the Trademarks.  Company has the unrestricted right, in its sole discretion, to use the Trademarks on the Authorized Covered Beverages and on all other products and merchandise, to determine which Trademarks will be used on which Authorized Covered Beverages, and to determine how the Trademarks will be displayed and used on and in connection with the Authorized Covered Beverages. Bottler agrees not to dispute the validity of the Trademarks or their exclusive ownership by Company either during the Term or thereafter, notwithstanding any applicable doctrines of licensee estoppel.

5.2.

Company grants to Bottler only a nonexclusive, royalty-free license to use the Trademarks in connection with the manufacture of the Authorized Covered Beverages in Authorized Containers at the Regional Manufacturing Facilities and in connection with the sale of such Authorized Covered Beverages to Recipient Bottlers and Company as provided in this Agreement, and in accordance with standards adopted and issued by Company from time to time, and made available to Bottler through written, electronic, on-line or other form or media, subject to the rights reserved to Company under this Agreement.

5.3.

Nothing in this Agreement, nor any act or failure to act by Bottler or Company, will give Bottler any proprietary or ownership interest of any kind in the Trademarks or in the goodwill associated therewith.

5.4.	Bottler acknowledges and agrees that, as between Company and Bottler, all use by Bottler of the Trademarks will inure to the benefit of Company.
5.5.

Except as provided in Bottler’s CBA or as otherwise authorized by Company in writing, Bottler must not adopt or use any name, corporate name, trading name, title of establishment or other commercial designation or logo that includes the words “Coca-Cola”, “Coca”, “Cola”, “Coke”, or any of them, or any word, name or designation that is confusingly similar to any of them, or any graphic or visual representation of the Trademarks or any other Trademark or intellectual property owned by Company, without the prior written consent of Company, which consent will not be unreasonably withheld and will be contingent on Bottler’s compliance with Bottler’s CBA and this Agreement.
5.6.

Bottler recognizes that the uniform external appearance of the Trademarks on primary and secondary packaging and on equipment and materials used under this Agreement is important to the Trademarks, the successful marketing of the Covered Beverages, and the Coca-Cola system.

5.6.1.

Bottler agrees, to the extent such Trademarks are utilized by Bottler in connection with the manufacture of Authorized Covered Beverages, to accept and, within a reasonable time, apply, any new or modified standards adopted and issued from time to time by Company that are generally applicable, and made available to Bottler for the design and decoration of trucks and other delivery vehicles, packaging materials, cases, cartons, and other materials and equipment that bear such Trademarks.

5.6.2.

If Company changes such standards, the new standards will apply to all such assets acquired by Bottler following receipt of Notice of the change in standards to the extent Bottler uses the Trademarks on such assets, and will be applied to such existing assets in the normal course of Bottler’s business (e.g., trucks would be repainted consistent with normal maintenance cycles).

6.	REFORMULATION AND DISCONTINUATION OF THE CONCENTRATES
6.1.	Company has the sole and exclusive right and discretion to reformulate any of the Concentrates.
6.2.	Company has the right to discontinue any Concentrates for any Authorized Covered Beverage that is discontinued or Transferred in accordance with the terms of Bottler’s CBA.
7.	TERRITORIAL LIMITATIONS AND TRANSSHIPPING
7.1.

Company and Bottler hereby agree that, notwithstanding the provisions of Section 10 of Bottler’s CBA, Bottler may supply Authorized Covered Beverages in Authorized Containers to Recipient Bottlers in accordance with Section 4 for distribution by such Recipient Bottlers in their respective territories in accordance with their respective Comprehensive Beverage Agreement(s) or other agreements with Company.

7.2.

Bottler agrees not to sell, distribute or otherwise transfer any Authorized Covered Beverage except, (i) distribution and sale in Bottler’s (or any one or more of its Affiliates’) Territories in accordance with Bottler’s CBA, and (ii) sales of Authorized Covered Beverages in Authorized Containers to Recipient Bottlers or Company in accordance with Section 4.

8.	ACQUIRED MANUFACTURING RIGHTS
8.1.

If, after the Effective Date, Bottler acquires from another U.S. Coca-Cola Bottler the right to manufacture any of the Authorized Covered Beverages, then, unless otherwise agreed in writing by Company and Bottler, such manufacturing rights will automatically be deemed covered under this Agreement for all purposes and Exhibit A will be deemed automatically amended to add any manufacturing facilities acquired in such acquisition to the list of

Regional Manufacturing Facilities identified in Exhibit A, and any separate agreement that may exist concerning such manufacturing rights will be deemed amended, restated and superseded by this Agreement.

8.2.

The parties agree to cooperate in taking such other actions as may reasonably be required to further document any amendments and modifications resulting from the application of Section 8.1 to Bottler’s acquisition of manufacturing rights from another U.S. Coca-Cola Bottler.

9.	EFFECT OF NEW OR AMENDED MANUFACTURING AGREEMENTS WITH OTHER REGIONAL PRODUCING BOTTLERS
9.1.

If Company or a Company Affiliate on or after July 29, 2016 (a) enters into a new authorization agreement to manufacture all or substantially all Authorized Covered Beverages in territories in the United States of America with another Regional Producing Bottler (other than a Company Owned Distributor) that is more favorable to such other Regional Producing Bottler than the terms and conditions of this Agreement in any material respect, or (b) agrees to an amendment of the terms of a regional manufacturing agreement or other similar agreement authorizing manufacture of all or substantially all Authorized Covered Beverages in territories in the United States with another Regional Producing Bottler (other than a Company Owned Distributor) that is more favorable to such other Regional Producing Bottler than the terms and conditions of this Agreement in any material respect, then Company will offer such other new agreement or amended agreement, as the case may be (a “New Agreement”), in its entirety, to Bottler.  If the New Agreement relates to less than all of the Authorized Covered Beverages, then the New Agreement offered to Bottler under this Section 9.1 will cover only those Authorized Covered Beverages covered by the New Agreement.

9.2.

The foregoing obligation will not apply to any consent, waiver or approval provided under this Agreement or under any agreement held by another Regional Producing Bottler; provided, however, that Company will not waive or otherwise enter into any agreement with any other Regional Producing Bottler that limits (a) the requirement set forth in Section 14.1 or any equivalent requirement under any Regional Manufacturing Agreement held by another Regional Producing Bottler or (b) the requirement set forth in Section 14.3.1 or any equivalent requirement under any Regional Manufacturing Agreement held by another Regional Producing Bottler.

9.3.

Nothing in this Section 9 will affect (a) Company’s obligation under Section 15.2 or (b) Company’s agreement that the list of Authorized Covered Beverages identified on Exhibit B will be the same for all Regional Producing Bottlers.

9.4.	The parties agree to cooperate in taking such other actions as may reasonably be required to further document any amendments and modifications resulting from the provisions of this Section 9.

10.	OBLIGATIONS OF BOTTLER AS TO MANUFACTURE OF OTHER BEVERAGE PRODUCTS
10.1.	Bottler covenants and agrees (subject to any requirements imposed upon Bottler under applicable law) not to manufacture any Beverage, Beverage Component, or other beverage product except for:
10.1.1.	Authorized Covered Beverages, subject to the terms and conditions of this Agreement and any Related Agreement;
10.1.2.

Beverages (including Incubation Beverages), Beverage Components and other beverage products, if and to the extent (a) authorized under any separate written agreement with Company or any of Company’s Affiliates, or (b) otherwise requested by Company or any of its Affiliates;

10.1.3.	Permitted Beverage Products distributed by Bottler or its Affiliates for their own account, subject to the terms and conditions of Bottler’s or Bottler Affiliate’s CBA;
10.1.4.

Beverages, Beverage Components and other beverage products manufactured by Bottler under license from a third party brand owner and supplied by Bottler to a Recipient Bottler, subject to the terms and conditions of the Recipient Bottler’s CBA or other bottling and distribution agreements between Company and Recipient Bottler; provided that Bottler will not supply any such Beverage, Beverage Component or other beverage product to any Recipient Bottler if Company provides Bottler with Notice that such Beverage, Beverage Component or other beverage product is not a Permitted Beverage Product under such Recipient Bottler’s CBA (or that is prohibited by other bottling and distribution agreements between Company and Recipient Bottler); provided, further, that Bottler’s supply of any Beverage, Beverage Component or other beverage product to a Recipient Bottler that is not a Permitted Beverage Product under such Recipient Bottler’s CBA (or that is prohibited by other bottling and distribution agreements between Company and Recipient Bottler) will not be a breach of this Section 10.1.4 unless Company provides Bottler with such Notice and Bottler continues to supply such Beverage to such Recipient Bottler thereafter in violation of such Notice;

10.1.5.

Beverages, Beverage Components and other beverage products manufactured by Bottler under license from a third party brand owner and supplied by Bottler to another U.S. Coca-Cola Bottler as of the Effective Date, as specified on Schedule 10.1.5; and

10.1.6.

Beverages, Beverage Components and other beverage products, not otherwise permitted under Sections 10.1.3, 10.1.4, or 10.1.5, manufactured by Bottler under license from a third party brand owner with Company’s  prior written consent, which consent will not be unreasonably withheld and will be specified on Schedule 10.1.5.

10.2.

Notwithstanding anything in Section 10.1 to the contrary, if the NPSG reasonably determines during product supply system sourcing plan development routines that Bottler should supply any Beverage manufactured by Bottler under license from a third party brand owner to certain Recipient Bottlers and/or certain other Regional Producing Bottlers in order to optimize the location for production of such Beverages, then Bottler may do so on a temporary basis as reasonably determined by the NPSG (but in any event not to exceed one hundred eighty (180) days).
11.	WARRANTIES OF COMPANY RELATING TO MANUFACTURE AND QUALITY OF THE CONCENTRATE

Company agrees and warrants that the Concentrates supplied to Bottler, as well as Company’s package designs and design specifications of packages and labels authorized by Company for use on Authorized Covered Beverages, shall comply with all food, labeling, health, packaging and all other applicable laws, including the Federal Food, Drug and Cosmetic Act, as amended (the “Act”), and regulations, and when supplied to Bottler will not be adulterated, contaminated, or misbranded within the meaning of the Act or any other federal, state or local law, rule or regulation applicable thereto.

12.	OBLIGATIONS AND WARRANTIES OF BOTTLER RELATING TO MANUFACTURE AND QUALITY OF THE AUTHORIZED COVERED BEVERAGES
12.1.

Bottler agrees and warrants that Bottler’s handling and storage of the Concentrates and Bottler’s manufacture, handling, storage, transportation and delivery of the Authorized Covered Beverages, including any Authorized Covered Beverages supplied to Company or any Recipient Bottler, will at all times and in all events:

12.1.1.

be accomplished in accordance with the product, package and equipment quality; food safety; workplace safety; and environmental sustainability standards, requirements and instructions  reasonably established and routinely communicated in writing, including through electronic systems and media, by Company to Bottler from time to time (collectively “Technical Requirements”); and

12.1.2.

comply with all food, labeling, health, packaging, environmental, safety, sanitation and all other applicable laws, rules, orders, regulations and requirements of any federal, state, city, county or other local government, including any law, statute, ordinance, rule regulation, order, determination, restrictive covenant or deed restriction that regulates the use, generation, disposal, release, storage or presence at the Regional Manufacturing Facilities of substances based upon corrosiveness, toxicity, carcinogenic properties, radioactivity, environmentally hazardous or similar characteristics.

12.2.

The Technical Requirements as of the Effective Date are identified on Schedule 12.2, which schedule will be updated by Company from time to time following discussion with the NPSG and Notice to each Regional Producing Bottler (including any Company Owned Manufacturers).

12.2.1.

Company agrees that all Regional Producing Bottlers will be required to comply with same Technical Requirements; provided, however, that (i) Company may make limited exceptions in application or enforcement where necessary to prevent undue hardship for a Regional Producing Bottler, which exceptions shall not in any way be deemed to modify the Technical Requirements and (ii) this Section 12.2.1 shall not in any way affect, limit, or modify any of Bottler’s or Company’s respective rights and obligations under this Agreement, including Bottler’s obligations under Section 12.1.

12.3.

Bottler  represents, warrants and covenants that Bottler possesses, or will possess, prior to the manufacture of the Authorized Covered Beverages, and will maintain during the Term, such plant or plants, machinery and equipment, qualified technical personnel and trained staff as are capable of manufacturing the Authorized Covered Beverages in Authorized Containers in accordance with this Agreement and in sufficient quantities to meet fully the demand for the Authorized Covered Beverages in Authorized Containers by Bottler in the Territory in accordance with sourcing plans developed by the NPSG from time to time.

12.4.

Bottler agrees to use commercially reasonable efforts to meet fully the demand for the Authorized Covered Beverages in Authorized Containers from Recipient Bottlers in accordance with sourcing plans developed by the NPSG from time to time.

12.5.

Bottler recognizes that increases in the demand for the Authorized Covered Beverages, as well as changes in the list of Authorized Containers, may, from time to time, require adaptation of its existing manufacturing or packaging equipment or the purchase of additional manufacturing or packaging equipment.  Bottler agrees to use commercially reasonable efforts to make such modifications and adaptations as necessary and to purchase and install such equipment, in time to permit the introduction and manufacture of sufficient quantities of the Authorized Covered Beverages in Authorized Containers, to satisfy fully the demand for the Authorized Covered Beverages in Authorized Containers in the Territory and to fulfill Bottler’s supply obligations, if any, to Recipient Bottlers, in each case in accordance with sourcing plans developed by the NPSG from time to time.

12.6.

As of the date the Authorized Covered Beverages in Authorized Containers are shipped by Bottler, the Authorized Covered Beverages manufactured by Bottler will meet the Technical Requirements and will comply with all applicable laws; provided, however, that Bottler will not be responsible for any failure to comply with the Technical Requirements or applicable laws to the extent such failure results from the content or design of labels authorized by Company for use on Authorized Covered Beverages.

12.7.

Bottler, in accordance with such instructions as may be given from time to time by Company, will submit to Company, at Bottler’s expense, samples of the Authorized Covered Beverages and the raw materials used in the manufacture of the Authorized Covered Beverages.  Bottler will permit representatives of Company to have access to the premises of Bottler during ordinary business hours to inspect the plant, equipment, and methods used by Bottler in order to ascertain whether Bottler is complying with the terms of this Section 12, including whether Bottler is complying strictly with the Technical Requirements with respect to the manufacturing, handling and storage of the Authorized Covered Beverages.  Bottler will also provide Company with all the information regarding Bottler’s compliance with the terms of this Section 12, as Company may reasonably request from time to time.

12.8.

Bottler is authorized to use only Authorized Containers in the manufacture of the Authorized Covered Beverages, and will use only such Authorized Containers, closures, cases, cartons and other packages and labels as will be authorized from time to time by Company for Bottler and will purchase such items only from manufacturers approved by Company, which approval will not be unreasonably withheld.

12.8.1.

Company will approve three (3) or more manufacturers of such items, if in the reasonable opinion of Company, there are three (3) or more manufacturers who are capable of producing such items to be fully suitable for the purpose intended and in accordance with the high quality standards and image of excellence of the Trademarks and the Authorized Covered Beverages.

12.8.2.

Such approval by Company does not relieve Bottler of Bottler’s independent responsibility to assure that the Authorized Containers, closures, cases, cartons and other packages and labels purchased by Bottler are suitable for the purpose intended, and in accordance with the good reputation and image of excellence of the Trademarks and Covered Beverages (it being understood and agreed, however, that Bottler will not be responsible for the review or inspection of the content or design of labels authorized by Company for use on Authorized Covered Beverages).

12.9.

Company reserves the right to withdraw from time to time its approval of any of the Authorized Containers upon six (6) months’ prior Notice to Bottler, and, in such event, the repurchase provisions of Section 24.1.2 will apply to such containers so disapproved that are owned by Bottler. Company will exercise its right to approve, and to withdraw its approval of, specific Authorized Containers in good faith and after consultation with Bottler so as to permit Bottler to continue to satisfy the demand in Bottler’s Territory as a whole for Authorized Covered Beverages.

12.10.

Bottler will use commercially reasonable efforts to maintain at all times a stock of, or have entered into other alternate supply arrangements to obtain, Authorized Containers, closures, labels, cases, cartons, and other essential related materials bearing the Trademarks, sufficient to satisfy fully the demand for Authorized Covered Beverages in Authorized Containers in Bottler’s Territory and to fulfill Bottler’s supply obligations, if any, to Recipient Bottlers, in each case in accordance with sourcing plans developed by the NPSG from time to time, and Bottler will not use or authorize any other Person to use Authorized Containers, or such closures, labels, cases, cartons and other materials, if they bear the Trademarks or contain any Beverages, for any purpose other than the packaging of the Authorized Covered Beverages.

12.11.	Bottler agrees not to refill or otherwise reuse nonreturnable containers.
12.12.	The parties acknowledge that Bottler makes the representations, warranties and agreements set forth in this Section 12 in reliance on Company’s warranty in Section 11.
13.	OBLIGATIONS OF COMPANY AND BOTTLER RELATING TO RECALL OF AUTHORIZED COVERED BEVERAGES
13.1.

If Company determines or becomes aware of the existence of any quality or technical problems relating to any Authorized Covered Beverages, or any package used for such Authorized Covered Beverage, in Bottler’s Territory, Company will immediately notify Bottler by telephone, facsimile, e-mail or any other form of immediate communication.  This notification will include, to the extent available to Company, (a) the identity and quantities of Authorized Covered Beverages involved, including the specific packages, (b) coding data, and (c) all other relevant data that will assist in tracing such Authorized Covered Beverages.

13.1.1.

Company may require Bottler to take all necessary action to recall all of such Authorized Covered Beverages, or any package used for such Authorized Covered Beverages, or withdraw immediately such Authorized Covered Beverages from the market or the trade, as the case may be.

13.1.2.

Company will notify Bottler by telephone, facsimile, e-mail or any other form of immediate communication of the decision by Company to require Bottler to recall Authorized Covered Beverages or withdraw such Authorized Covered Beverages from the market or trade.

13.2.

If Bottler determines or becomes aware of the existence of quality or technical problems relating to Authorized Covered Beverages, then Bottler must immediately notify Company by telephone, e-mail or any other form of immediate communication. This notification must include: (a) the identity and quantities of Authorized Covered Beverages involved, including the specific packages, (b) coding data, and (c) all other relevant data that will assist in tracing such Authorized Covered Beverages.

13.3.

In the event of a withdrawal or recall of any Authorized Covered Beverage or any package used for such Authorized Covered Beverage, that was produced by Bottler and sold to a Recipient Bottler, Bottler will use its commercially reasonable efforts to respond promptly and fairly if a claim is made by a Recipient Bottler as a result of any such withdrawal or recall.

13.4.

If any withdrawal or recall of any Authorized Covered Beverage or any of the packages used therefor is caused by (i) quality or technical defects in the Concentrates, or other materials prepared by Company from which the product involved was prepared by Bottler, or (ii) quality or technical defects in Company’s designs and design specifications of packages and labels authorized by Company for use on Authorized Covered Beverages (and specifically excluding designs and specifications of other parties and the failure of other parties to manufacture packages in strict conformity with the designs and specifications of Company), Company will reimburse Bottler for Bottler’s total reasonable expenses incident to such withdrawal or recall, including any payment made by Bottler to a Recipient Bottler in connection with the specific withdrawal or recall.

13.5.

Conversely, if any withdrawal or recall is caused by Bottler’s failure to comply with the Technical Requirements or any applicable laws, rules and regulations (it being understood and agreed that Bottler will not be responsible for any failure to comply with the Technical Requirements or applicable laws to the extent such failure results from the content or design of labels authorized by Company for use on Authorized Covered Beverages), Bottler will bear its total expenses of such withdrawal or recall and reimburse Company for Company’s total reasonable expenses incident to such withdrawal or recall.

14.	Obligations of Bottler Relating to MANUFACTURE OF AUTHORIZED COVERED BEVERAGES, SYSTEM GOVERNANCE, INVESTMENT, MANAGEMENT, REPORTING AND PLANNING ACTIVITIES
14.1.

Bottler will participate fully in, and comply fully with, the requirements and programs established from time to time by the NPSG Board; provided, however, that Bottler will not be required to engage in conduct that would result in breach of this Agreement, Bottler’s CBA, or any other agreements between Company and Bottler.

14.2.

Bottler will provide competent and well-trained management and recruit, train, maintain and direct all personnel as required to perform all of Bottler’s obligations under this Agreement, and, in accordance with any requirements imposed upon Bottler under applicable laws, consult with Company, as applicable, before hiring a new Chief Executive Officer, senior operating officer, senior financial officer, senior product supply or manufacturing officer, or senior commercial officer of Bottler; provided however, that Company’s consent will not be required with respect to such hiring decisions made by Bottler.

14.3.	Company and Bottler hereby agree that:
14.3.1.

Notwithstanding any provision of Bottler’s CBA to the contrary regarding minimum capital expenditures, Bottler shall make capital expenditures (as defined under generally accepted accounting principles in force in the United States of America or in any successor set of accounting principles that may then be in effect), in Bottler’s business of marketing, promoting, distributing, selling and manufacturing Covered Beverages in Bottler’s Territory, in sufficient amounts such that, when taken together with the capital expenditures required under Section 14.5 of Bottler’s CBA, Bottler’s aggregate capital expenditures with respect to such business shall equal the greater of (a) two and one/half percent (2.5%) of Bottler’s Annual Net Revenue related to the manufacture, distribution and sale of Covered Beverages over each rolling five-calendar year period (as defined in Bottler’s CBA) during the Term, or (b) such other amount as reasonably required for Bottler to comply with its obligations under Bottler’s CBA and this Agreement. Such capital expenditures will be for the organization, installation, operation, maintenance and replacement within Bottler’s Territory of such manufacturing, warehousing, distribution, delivery, transportation, vending equipment, merchandising equipment, and other facilities, infrastructure, assets, and equipment.  For the avoidance of doubt, any capital expenditures related to Strategic Infrastructure Planning projects approved by the NPSG Board are separate from, and in addition to, the capital expenditures described in this paragraph.

14.3.2.

For this purpose, capital expenditures will be calculated on a cash (rather than accrual) basis (i.e., it will be assumed that all such capitalized expenditures are expensed in the year made rather than capitalized and amortized).

14.4.

Bottler will maintain the consolidated financial capacity reasonably necessary to assure that Bottler and all Bottler Affiliates will be financially able to perform their respective duties and obligations under this Agreement.

14.5.

Upon Company’s request, Bottler will provide to Company each year and review with Company an annual and long range operating plan and budget for Bottler’s business of manufacturing Authorized Covered Beverages, including financials and capital investment budgets, and, if requested by Company, discuss changes in general management and senior management of Bottler’s manufacturing business, except to the extent otherwise prohibited by applicable law.

14.6.	Bottler will:
14.6.1.	Maintain accurate books, accounts and records relating to the purchasing of Concentrate and the manufacture of Authorized Covered Beverages under this Agreement; and
14.6.2.

Upon Company’s request, provide to Company such operational, financial, accounting, forecasting, planning and other information, including audited and unaudited detail of cost of goods sold and sales volume for Authorized Covered Beverages to the extent, in the form and manner, as permitted by applicable law and at such times as reasonably required (a) by Company to determine whether Bottler is performing its  obligations under this Agreement; (b) by Company to calculate finished goods pricing under the NPSG Finished Goods Supply Agreement or Regional Finished Goods Supply Agreement; (c) by Company as necessary to operate the CCNA Exchange; and (d) by the NPSG Board for the purpose of implementing, administering, and operating the NPSG, subject to appropriate regulatory firewalls ((a), (b), (c) and (d) collectively, the “Financial Information”); provided, however, that Bottler will not be required to provide Company with duplicate copies of any compilation of Financial Information provided to the NPSG that expressly directs the NPSG to provide such compilation to Company.

14.7.

The parties recognize that the Financial Information is critical to the ability of Company and the NPSG to maintain, promote, and safeguard the overall performance, efficiency, integrity, and competitiveness of the product supply system for Authorized Covered Beverages.

14.8.

Company will hold the Financial Information provided by Bottler in accordance with the confidentiality provisions of Section 39 and will not use such information for any purpose other than (a) determining compliance with this Agreement, (b) to calculate finished goods pricing under the NPSG Finished Goods Supply Agreement or Regional Finished Goods Supply Agreement, (c) as necessary to operate the CCNA Exchange, or (d) as necessary to provide to the NPSG, subject to appropriate regulatory firewalls, for the purpose of facilitating the NPSG’s execution of operational responsibilities such as infrastructure optimization, national sourcing and strategic initiative decisions.

15.	PRICING AND OTHER CONDITIONS OF PURCHASE AND SALE OF CONCENTRATES
15.1.

Subject to Section 15.2, Company reserves the right to establish and to revise at any time, in its sole discretion, the price of any of the Concentrates, the terms of payment, and the other terms and conditions of supply, any such revision to be effective immediately upon Notice to Bottler.  Bottler acknowledges that information related to pricing of Company’s Concentrates is confidential and will be maintained as such in accordance with Section 39.

15.2.

If Company exercises its discretion under Section 15.1, the “price” charged by Company or its Affiliate for any of the Concentrates will be the same as the “price” charged by Company or its Affiliate for such Concentrate, and the terms of payment and other terms and conditions of supply will be the same as those applied by Company for such Concentrates to each other Regional Producing Bottler (other than a Company Owned Manufacturer) in the United States.

15.3.

Bottler will purchase from Company only such quantities of the Concentrates as will be necessary and sufficient to carry out Bottler’s obligations under this Agreement.  Bottler will use the Concentrates exclusively for its manufacture of the Authorized Covered Beverages.  Bottler will not sell or otherwise transfer any Concentrates or permit the same to get into the hands of third parties.

16.	OWNERSHIP AND CONTROL OF BOTTLER
16.1.

Bottler hereby acknowledges the personal nature of Bottler’s obligations under this Agreement, including with respect to the performance standards applicable to Bottler, the dependence of the Trademarks on proper quality control, and the confidentiality required for protection of Company’s trade secrets and confidential information.

16.2.

Bottler represents and warrants to Company that, prior to execution of this Agreement, Bottler has made available to Company a complete and accurate list of Persons that own more than five percent (5%) of the outstanding securities of Bottler, and/or of any third parties having a right to, or effective power of, control or management of Bottler (whether through contract or otherwise).

16.3.	Except as otherwise permitted under Bottler’s CBA, Bottler covenants and agrees:
16.3.1.

To inform Company without delay of any changes in the record ownership (or, if known to Bottler, any change in the Beneficial Ownership) of more than ten percent (10%) of the shares of Bottler’s outstanding equity interests in a transaction or series of related transactions, provided, that if Bottler is subject to the disclosure and reporting requirements of the Securities Exchange Act of 1934, as amended, this Section 16.3.1 shall not apply;

16.3.2.	To inform Company without delay if a Change of Control occurs with respect to Bottler; and
16.3.3.

Not to change its legal form of organization without first obtaining the written consent of Company, which consent will not be unreasonably withheld, conditioned or delayed. It is understood and agreed that Company will not withhold its consent unless the change in legal form could reasonably be expected to affect Bottler’s obligations under this Agreement. For this purpose, (a) the making of an election to be taxed as a Subchapter S corporation for federal income tax purposes, or termination of such an election, and/or (b) reincorporation in another state within the United States of America, will not be considered a change in Bottler’s legal form of organization and will not require Company’s consent.

16.4.

Bottler acknowledges that Company has a vested and legitimate interest in maintaining, promoting and safeguarding the overall performance, efficiency and integrity of Company's bottling, distribution and sales system. Bottler therefore covenants and agrees:

16.4.1.

Except as otherwise permitted by Bottler’s CBA, not to assign, transfer or pledge this Agreement or any interest herein, in whole or in part, whether voluntarily, involuntarily, or by operation of law (including by merger or liquidation), or sublicense its rights under this Agreement, in whole or in part, to any third party or parties, without the prior written consent of Company; and
16.4.2.	Not to delegate any material element of Bottler’s performance under this Agreement, in whole or in part, to any third party or parties without the prior written consent of Company.
16.5.	Notwithstanding Section 16.4, the following shall be expressly permitted hereunder:
16.5.1.

Bottler may, after Notice to Company, assign, transfer or pledge this Agreement or any interest herein, in whole or in part, or delegate any material element of Bottler's performance of this Agreement, in whole or in part, to any wholly-owned Affiliate of Bottler; provided that (a) any such Affiliate must agree in writing to be bound by and comply with the terms and conditions of this Agreement, and (b) any such assignment, transfer, pledge or delegation will not relieve Bottler of any of its obligations under this Agreement; and

16.5.2.

Bottler may engage third party contractors and service providers for the purpose of receiving services relating to non-core functions (e.g., back-office administrative services, human resources, payroll, information technology services and similar services); provided that (a) Bottler will retain full responsibility to Company for all of Bottler’s obligations under this Agreement; and (b) Bottler may not subcontract core functions (i.e., manufacturing, market and customer-facing functions) without the prior written consent of Company.

16.6.

Any attempt to take any actions prohibited by Sections 16.4 and 16.5 without Company’s prior written consent shall be void and shall be deemed to be a material breach of this Agreement, unless such actions are otherwise permitted under Bottler’s CBA.

16.7.

Bottler may not describe Company or Bottler’s relationship with Company in any prospectus, offering materials, or marketing materials used by or on behalf of Bottler in connection with the issue, offer, sale, transfer, or exchange of any ownership interest in Bottler or any bonds, debentures or other evidence of indebtedness of Bottler, unless Bottler provides Company with such description at least five (5) Business Days prior to filing or use.  Company must provide any comments within three (3) Business Days following receipt of the materials from Bottler.  Except as otherwise provided by this Agreement in connection with a Change of Control or sale of the Business, Company shall not require Bottler to disclose the identity of prospective investors, bondholders or lenders or the terms, rates or conditions of the underlying agreements with such Persons.  Bottler will not be required to provide to Company any description that has been previously reviewed by Company.

17.	TERM OF AGREEMENT

This Agreement will commence on the Effective Date and continue so long as Bottler’s CBA is in effect (the “Term”).

18.	COMMERCIAL IMPRACTICABILITY AND FORCE MAJEURE
18.1.	With respect to any one or more Concentrates (the “Affected Products”), as applicable:
18.1.1.

The obligation of Company (including any of its Affiliates) to supply Affected Products to Bottler, and Bottler’s obligation to purchase Affected Products from Company and to manufacture any Authorized Covered Beverages manufactured from such Affected Products, shall be suspended during any period when there occurs a change in applicable laws, regulations or administrative measures (including any government permission or authorization regarding customs, health or manufacturing, and further including the withdrawal of any government authorization required by any of the parties to carry out the terms of this Agreement), or issuance of any judicial decree or order binding on any of the parties hereto, in each case in such a manner as to render unlawful or commercially impracticable:

18.1.1.1.

The importation or exportation of any essential ingredients of the Affected Products that cannot be produced in quantities sufficient to satisfy the demand therefor by existing Company (including any of its Affiliates) facilities in the United States;

18.1.1.2.	The manufacture and distribution of Affected Products to Bottler; or
18.1.1.3.	Bottler’s manufacture of Authorized Covered Beverages using such Affected Products.
18.2.

“Force Majeure Event” means any strike, blacklisting, boycott or sanctions imposed by a sovereign nation or supra-national organization of sovereign nations, however incurred, or any act of God, act of foreign enemies, embargo, quarantine, riot, insurrection, a declared or undeclared war, state of war or belligerency or hazard or danger incident thereto.

18.3.

Neither Company (including any of its Affiliates) nor Bottler shall be liable for or be subject to any claim for breach or termination as the result of a failure to perform their respective obligations to purchase or supply Concentrate under this Agreement or to manufacture Authorized Covered Beverages made from such Concentrate in quantities to satisfy demand of Company and Recipient Bottlers, as applicable, if and to the extent that such failure is caused by or results from a Force Majeure Event; provided, however:

18.3.1.

The party claiming the excuse afforded by this Section 18.3 must use commercially reasonable efforts to comply with any excused obligations under this Agreement that are impaired by such Force Majeure Event; and

18.3.2.	If Bottler is the party claiming the excuse afforded by this Section 18.3:
18.3.2.1.

To the extent that Bottler is unable to remediate the effect on its ability to perform caused by such Force Majeure Event within three (3) months from the date of the occurrence of the Force Majeure Event, then,

18.3.2.1.1.

Company shall have the right (but not the obligation) upon not less than one (1) month prior Notice to suspend this Agreement and Related Agreements during the period of time that such Force Majeure Event results in Bottler being unable to perform its obligations under this Agreement.

18.3.2.2.

To the extent that Bottler is unable to remediate the effect on its ability to perform caused by such Force Majeure Event within two (2) years from the date of occurrence of the Force Majeure Event, Company shall have the right to terminate this Agreement.

19.	TERMINATION FOR DEFINED EVENTS
19.1.	Company may, at Company’s option, terminate this Agreement, subject to the requirements of Section 23, if any of the following events occur:
19.1.1.	An order for relief is entered with respect to Bottler under any Chapter of Title 11 of the United States Code, as amended;
19.1.2.

Bottler voluntarily commences any bankruptcy, insolvency, receivership, or assignment for the benefit of creditors proceeding, case, or suit or consents to such a proceeding, case or suit under the laws of any state, commonwealth or territory of the United States or any country, kingdom or commonwealth or sub-division thereof not governed by the United States;

19.1.3.

A petition, proceeding, case, complaint or suit for bankruptcy, insolvency, receivership, or assignment for the benefit of creditors, under the laws of any state, territory or commonwealth of the United States or any country, commonwealth or sub-division thereof or kingdom not governed by the United States, is filed against Bottler, and such a petition, proceeding, suit, complaint or case is not dismissed within sixty (60) days after the commencement or filing of such a petition, proceeding, complaint, case or suit or the order of dismissal is appealed and stayed;

19.1.4.

Bottler makes an assignment for the benefit of creditors, deed of trust for the benefit of creditors or makes an arrangement or composition with creditors; a receiver or trustee for Bottler or for any interest in Bottler's business is appointed and such order or decree appointing the receiver or trustee is not vacated, dismissed or discharged within sixty (60) days after such appointment or such order or decree is appealed and stayed;

19.1.5.

Any of Bottler's equipment or facilities is subject to attachment, levy or other final process for more than twenty (20) days or any of its equipment or facilities is noticed for judicial or non-judicial foreclosure sale and such attachment, levy, process or sale would materially and adversely affect Bottler's ability to fulfill its obligations under this Agreement; or

19.1.6.	Bottler becomes insolvent or ceases to conduct its operations relating to the Business in the normal course of business.

20.	DEFICIENCY TERMINATION
20.1.	Company may also, at Company’s option, terminate this Agreement, subject to the requirements of Section 21 and Section 23, if any of the following events of default occur:
20.1.1.	Bottler fails to make timely payment for Concentrate, or of any other material debt owing to Company;
20.1.2.

The condition of the facilities or equipment used by Bottler in manufacturing the Authorized Covered Beverages, as reflected in any data collected by Company or generated by Bottler, or in any audit or inspection conducted by or on behalf of Company, fails to meet the Technical Requirements reasonably established by Company, and Bottler fails to complete corrective measures approved by Company within the timeframe therefor reasonably established by Company and specified in the applicable Technical Corrective Action Plan;

20.1.3.

Bottler fails to handle the Concentrates or manufacture or handle the Authorized Covered Beverages in strict conformity with the Technical Requirements and applicable laws, rules and regulations and Bottler fails to complete corrective measures approved by Company within the timeframe therefor reasonably established by Company;

20.1.4.	Bottler or any Affiliate of Bottler engages in any of the activities prohibited under Section 10;
20.1.5.	A Change of Control occurs with respect to Bottler, except as permitted under Bottler’s CBA;
20.1.6.

Any Disposition of any voting securities representing more than fifty percent (50%) of the voting power of any Bottler Subsidiary (other than to a wholly-owned Affiliate in connection with an internal corporate reorganization) is made by Bottler or by any Bottler Subsidiary, except as permitted under Bottler’s CBA. “Bottler Subsidiary” means any Person that is Controlled, directly or indirectly, by Bottler, and that is a party, or Controls directly or indirectly a party, to an agreement with Company or any of its Affiliates regarding the manufacturing of Authorized Covered Beverages;

20.1.7.	Bottler breaches in any material respect any of Bottler’s other material obligations under this Agreement;
20.1.8.	Bottler breaches in any material respect any of Bottler’s material obligations under the NPSG Governance Agreement and such breach is not timely cured; or
20.1.9.	Any event of default occurs under Section 22 of Bottler’s CBA that is not timely cured in the manner provided in Bottler’s CBA.
20.2.

In any such event of default, Company may either exercise its right to terminate under this Section 20 (subject to Section 21 and Section 23), or pursue any rights and remedies (other than termination) against Bottler with respect to any such event of default; provided, that Company will not take any action pursuant to this Section 20.2 or Section 21.4 that would limit Bottler’s right to cure under Section 21 of this Agreement or Section 23 of Bottler’s CBA.

21.	BOTTLER RIGHT TO CURE
21.1.	Upon the occurrence of any of the events of default enumerated in Section 20, Company will give Bottler Notice of default.

21.2.	In the case of an event of default due to a material breach by Bottler of its obligations under Section 12 (other than Sections 12.2 or 12.4) or Section 13:
21.2.1.	Bottler shall have a period of sixty (60) days from receipt of the Notice of default within which to cure such default, by:
21.2.1.1.	at the instruction of Company and at Bottler’s expense, promptly withdrawing from the market and destroying any Authorized Covered Beverage that fails to meet the Technical Requirements;
21.2.1.2.	compliance with the “Corrective Action” provision of the Technical Requirements; and
21.2.1.3.

implementing a corrective action plan (the “Technical Corrective Action Plan”), to be negotiated in good faith and agreed to by Company and Bottler, that reasonably meets the applicable requirements of the “Corrective Action” provision of the Technical Requirements (which Technical Corrective Action Plan may, by mutual agreement of the parties, provide for actions to be taken after expiration of the cure periods specified herein).

21.2.2.

If such default has not been cured within such initial sixty (60) day period (or such extended period, if any, provided for under a Technical Corrective Action Plan), then Bottler must cure such default within a second period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan) during which period Company may, by giving Bottler further Notice to such effect, suspend sales to Bottler of Concentrates and require Bottler to cease manufacture of Authorized Covered Beverages and the supply and sale of Authorized Covered Beverages by Bottler to Recipient Bottlers; provided, however, that if Bottler has throughout the first and second cure periods strictly complied with Section 13 (Recall) and Section 30 (Incident Management), then such suspension of Concentrate sales and cessation of manufacture and supply shall be limited to the manufacturing facilities in which the default occurred.

21.2.3.

If such default has not been cured during such second period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan), then Company may terminate this Agreement, by giving Bottler Notice to such effect, effective immediately; provided, however, that if Bottler has throughout the first and second cure periods strictly complied with Section 13 (Recall) and Section 30 (Incident Management), then Bottler will have a third period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan) within which to cure the default.

21.2.4.

If such default has not been cured during any such third period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan), then Company may terminate this Agreement, by giving Bottler Notice to such effect, effective immediately.

21.3.	In the case of an event of default other than those specified in Section 21.2:
21.3.1.

Within sixty (60) days of receipt of such Notice, Bottler will provide Company with a corrective action plan (the “Non-Technical Corrective Action Plan”). The Non-Technical Corrective Action Plan must provide for correction of all issues identified in the Notice of default within one (1) year or less from the date on which the Non-Technical Corrective Action Plan is provided to Company.

21.3.2.	Company will negotiate in good faith with Bottler the terms of the Non-Technical Corrective Action Plan.
21.3.3.

If Company and Bottler fail to agree on a Non-Technical Corrective Action Plan within sixty (60) days of Bottler’s tender of such plan, Bottler must cure the default described in the Notice of default within one (1) year of Bottler’s receipt of the Notice of default. If Bottler fails to cure the default described in the Notice of default within one (1) year of Bottler’s receipt of the Notice, the default will be deemed not to have been cured.

21.3.4.

If Company and Bottler timely agree on a Non-Technical Corrective Action Plan, but Bottler fails to implement the agreed Non-Technical Corrective Action Plan to Company’s reasonable satisfaction within the time period specified by the Non-Technical Corrective Action Plan, the default will be deemed not to have been cured.

21.3.5.

In the event of an uncured default under this Section 21.3, Company may, by giving Bottler further Notice of termination, terminate this Agreement under Section 20 and require Bottler to cease manufacturing Authorized Covered Beverages.

21.4.

The provisions of this Section 21 (including any cure) will not limit Company’s right to pursue remedies under this Agreement on account of Bottler’s default, other than (a) termination of this Agreement under Section 20, (b) cessation of Company’s performance of its obligations under this Agreement, or (c) rescission.

21.5.

In the case of a breach by Bottler or one of its Affiliates of its obligations under this Agreement (other than an event of default specified by Section 21.2), such breach will be deemed to be cured for purposes of this Section 21 if Bottler (or its Affiliate) has terminated the acts or omissions described in such Notice of breach, and has taken reasonable steps under the circumstances to prevent the recurrence of such breach.

22.	BOTTLER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO SALE OF ITS BUSINESS

For purposes of clarity, the parties hereby agree that any purchase or sale of the “Business”, as that term is used in Bottler’s CBA, will include Bottler’s aggregate business directly and primarily related to the manufacture of Authorized Covered Beverages and other beverage products.

23.	EFFECT OF THIS AGREEMENT ON BOTTLER’S CBA IN CERTAIN EVENTS
23.1.

Unless otherwise agreed in writing by the parties, if Company terminates this Agreement in accordance with Section 19 or Section 20 hereof, Company will concurrently terminate Bottler’s CBA in accordance with Section 21.1.7 thereof, and the compensation provisions set forth in Section 25 of Bottler’s CBA will govern.

23.2.	Upon any termination of Bottler’s CBA by Company, Company will concurrently terminate this Agreement unless otherwise agreed in writing by the parties.
23.3.

If Bottler’s CBA is amended in accordance with Section 24.4.3 thereof, then this Agreement will be deemed automatically amended to revise the text in Section 10.1.3 by deleting it in its entirety and replacing it with the following: “Permitted Beverage Products distributed by Bottler or its Affiliates, subject to the terms and conditions of Bottler’s or Bottler Affiliate’s CBA;”.  Except as set forth in the preceding sentence, the amendment of Bottler’s CBA in accordance with Section 24.4.3 thereof will not affect any of the other rights or obligations of the parties under this Agreement.

24.	POST-EXPIRATION AND POST-TERMINATION OBLIGATIONS
24.1.	Upon the termination of this Agreement, except to the extent provided in any other agreement between Bottler and Company (or one of Company’s Affiliates):
24.1.1.

Bottler shall not thereafter continue to manufacture any of the Authorized Covered Beverages in Authorized Containers or to make any use of the Trademarks or Authorized Containers, or any closures, cases or labels bearing the Trademarks; and

24.1.2.

Bottler shall forthwith deliver all materials used by Bottler exclusively for the manufacturing of the Authorized Covered Beverages in Authorized Containers, including Concentrates, usable returnable or any nonreturnable containers, cases, closures, and labels bearing the Trademarks, still in Bottler’s possession or under Bottler’s control, to Company or Company’s nominee, as instructed, and, upon receipt, Company shall pay to Bottler a sum equal to the reasonable market value of such supplies or materials; provided, however, that no such payment shall be made in connection with a purchase by Company of Bottler’s Business or production assets in accordance with Section 22. Company will accept and pay for only such articles as are, in the opinion of Company, in first-class and usable condition, and all other such articles shall be destroyed at Bottler’s expense.  Containers, closures and all other items bearing the name of Bottler, in addition to the Trademarks, that have not been purchased by Company shall be destroyed without cost to Company, or otherwise disposed of in accordance with instructions given by Company, unless Bottler can remove or obliterate the Trademarks therefrom to the satisfaction of Company.  The provisions for repurchase contained this Section 24.1.2 shall apply with regard to any Authorized Container approval of which has been withdrawn by Company under Section 12.10, except under circumstances under which this Agreement is terminated by Company in accordance with Section 20.

25.	COMPANY’S RIGHT OF ASSIGNMENT

Company may assign any of its rights and delegate all or any of its duties or obligations under this Agreement to one or more of its Affiliates; provided, however, that any such assignment or delegation will not relieve Company from any of its contractual obligations under this Agreement.

26.	LITIGATION
26.1.

Company reserves and has the sole and exclusive right and responsibility to institute any civil, administrative or criminal proceedings or actions, and generally to take or seek any available legal remedy it deems desirable, for the protection of its reputation, the Trademarks, and other intellectual property rights, as well as for the Concentrates, and to defend any action affecting these matters.

26.2.

At the request of Company, Bottler will render reasonable assistance in any such action, including, if requested to do so in the sole discretion of Company, allowing Bottler to be named as a party to such action. However, no financial burden will be imposed on Bottler for rendering such assistance.

26.3.	Bottler shall not have any claim against Company or its Affiliates as a result of such proceedings or action or for any failure to institute or defend such proceedings or action.
26.4.	Bottler must promptly notify Company of any litigation or proceedings instituted or threatened against Bottler affecting these matters.
26.5.

Bottler must not institute any legal or administrative proceedings against any third party that may affect the interests of Company in the Trademarks without the prior written consent of Company, which consent Company may grant or withhold in its sole discretion.

26.6.

Bottler will consult with Company on all product liability claims, proceedings or actions brought against Bottler in connection with the Authorized Covered Beverages and will take such action with respect to the defense of any such claim or lawsuit as Company may reasonably request in order to protect the interests of Company in the Authorized Covered Beverages or the goodwill associated with the Trademarks.

27.	INDEMNIFICATION
27.1.

Company will indemnify, protect, defend and hold harmless each of Bottler and its Affiliates, and their respective directors, officers, employees, shareholders, owners and agents, from and against all claims, liabilities, losses, damages, injuries, demands, actions, causes of action, suits, proceedings, judgments and expenses, including reasonable attorneys' fees, court costs and other legal expenses (collectively, “Losses”), to the extent arising from, connected with or attributable to: (a) Company’s manufacture of the Concentrates (except to the extent arising from matters for which Bottler is responsible under Section 13.5 or Section 27.2); (b) the breach by Company of any provision this Agreement; (c) Bottler’s use, in accordance with this Agreement and Company guidelines respecting use of Company intellectual property, of the Trademarks or of package labels; or (d) the inaccuracy of any warranty or representation made by Company herein or in connection herewith. None of the above indemnities shall require Company to indemnify, protect, defend or hold harmless any indemnitee with respect to any claim to the extent such claim arises from, is connected with or is attributable to the negligence or willful misconduct of such indemnitee.

27.2.

Bottler will indemnify, protect, defend and hold harmless each of Company and its Affiliates, and their respective directors, officers, employees, shareholders, owners and agents, from and against all Losses to the extent arising from, connected with or attributable to: (a)

Bottler’s manufacture of the Authorized Covered Beverages (except to the extent arising from matters for which Company is responsible under Section 13.4 or Section 27.1); (b) the breach by Bottler of any provision of this Agreement; or (c) the inaccuracy of any warranty or representation made by Bottler herein or in connection herewith. None of the above indemnities shall require Bottler to indemnify, protect, defend or hold harmless any indemnitee with respect to any claim to the extent such claim arises from, is connected with or is attributable to the negligence or willful misconduct of such indemnitee.

27.3.

Neither party will be obligated under this Section 27 to indemnify the other party for Losses consisting of lost profits or revenues, loss of use, or similar economic loss, or for any indirect, special, incidental, consequential or similar damages (“Consequential Damages”) arising out of or in connection with the performance or non-performance of this Agreement (except to the extent that an indemnified third party claim asserted against a party includes Consequential Damages).

28.	BOTTLER’S INSURANCE

Bottler will obtain and maintain a policy of insurance with insurance carriers in such amounts and against such risks as would be maintained by a similarly situated company of a similar size and giving full and comprehensive coverage both as to amount and risks covered in respect of matters referred to in Section 27 (including Bottler’s indemnity of Company contained therein) and will on request produce evidence satisfactory to Company of the existence of such insurance.  Compliance with this Section 28 will not limit or relieve Bottler from its obligations under Section 27.  In addition, Bottler will satisfy the insurance requirements specified on Schedule 28.

29.	LIMITATION ON BOTTLER REPRESENTATIONS OR DISCLOSURES REGARDING AUTHORIZED COVERED BEVERAGES

Bottler covenants and agrees that, except as required by law, it will make no representations or disclosures to the public or any Governmental Authority or to any third party concerning the attributes of the Authorized Covered Beverages (other than statements consistent with representations or disclosures previously made or authorized by Company), without the prior written consent of Company.  If Bottler is required to make any such representations or disclosures to a Governmental Authority, Bottler first will notify Company before making any such representation or disclosure and will cooperate with Company in good faith to ensure the accuracy of all such information (except to the extent that such Notice and cooperation would otherwise be prohibited under applicable law).  This Section 29 will not apply to financial information disclosed in accordance with applicable securities laws.

30.	INCIDENT MANAGEMENT
30.1.

Company and Bottler recognize that incidents may arise that can threaten the reputation and business of Bottler and/or negatively affect the good name, reputation and image of Company and the Trademarks.

30.2.

In order to address such incidents, including any questions of quality of the Authorized Covered Beverages that may occur, Bottler will designate and organize an incident management team and inform Company of the members of such team.

30.3.

Bottler further agrees to cooperate fully with Company and such third parties as Company may designate and coordinate all efforts to address and resolve any such incident consistent with procedures for crisis management that may be issued to Bottler by Company from time to time.

31.	SEVERABILITY

If any provision of this Agreement is or becomes legally ineffective or invalid, the validity or effect of the remaining provisions of this Agreement shall not be affected; provided that the invalidity or ineffectiveness of such provision shall not prevent or unduly hamper performance hereunder or prejudice the ownership or validity of the Trademarks.

32.	REPLACEMENT OF CERTAIN PRIOR CONTRACTS, MERGER, AND REQUIREMENTS FOR MODIFICATION
32.1.	As to all matters and things herein mentioned, the parties agree:
32.1.1.

Subject to Section 32.1.4, upon the execution and delivery of this Agreement and Bottler’s CBA, the existing bottle contracts under which Company (or its Affiliate) has previously authorized Bottler (or one or more of its Affiliates) to manufacture in certain authorized containers, and/or market, promote, distribute and sell, Coca-Cola and other beverages marketed under Company’s trademarks, including those contracts identified on Exhibit D of Bottler’s CBA (other those contracts set forth on Schedule 32.1.4), are amended, restated and superseded in their entirety by this Agreement and Bottler’s CBA, and all rights, duties and obligations of Company and Bottler regarding the Trademarks and the manufacture of the Authorized Covered Beverages  will be determined under this Agreement and Bottler’s CBA, without regard to the terms of any prior agreement and without regard to any prior course of conduct between the parties (the parties acknowledge that any existing bottle contract authorizing Bottler to produce Coca-Cola and other beverages marketed under Company’s trademarks between Company and Bottler that is not listed on Exhibit D of Bottler’s CBA is nevertheless amended, restated and superseded hereby, except as otherwise provided in Section 32.1.4);

32.1.2.

This Agreement, together with the National Product Supply System Governance Agreement and the documents implementing and governing the NPSG and the NPSG Board set forth the entire agreement between Company and Bottler with respect to the subject matter hereof, and all prior understandings, commitments or agreements relating to such matters between the parties or their predecessors-in-interest are of no force or effect and are cancelled hereby; provided, however, that any written representations made by either party upon which the other party relied in entering into this Agreement will remain binding to the extent identified on Schedule 32.1.2;

32.1.3.

Any waiver, amendment or modification of this Agreement or any of its provisions, and any consents given under this Agreement will not be binding upon Bottler or Company unless made in writing, signed by an officer or other duly qualified and authorized representative of Company or by a duly qualified and authorized representative of Bottler; and

32.1.4.

Except as expressly provided in this Agreement, this Section 32.1 is not intended to affect in any way the rights and obligations of Bottler (or any of its Affiliates) or Company (or any of its Affiliates) under Bottler’s CBA or the agreements listed in Schedule 32.1.4.

33.	NO WAIVER

Failure of Company or Bottler (including any of their respective Affiliates) to exercise promptly any right herein granted, or to require strict performance of any obligation undertaken herein by the other party, will not be deemed to be a waiver of such right or of the right to demand subsequent performance of any and all obligations herein undertaken by Bottler or by Company.

34.	NATURE OF AGREEMENT AND RELATIONSHIP OF THE PARTIES
34.1.	Bottler is an independent contractor and is not an agent of, or a partner or joint venturer with, Company.
34.2.	Each of Company and Bottler agree that it will neither represent, nor allow itself to be held out as an agent of, or partner or joint venturer with the other (including any of its Affiliates).
34.3.

Bottler and Company do not intend to create, and this Agreement will not be construed to create, a partnership, joint venture, agency, or any form of fiduciary relationship.  Each party covenants and agrees never to assert that a partnership, joint venture or fiduciary relationship exists or has been created under or in connection with this Agreement and the Related Agreements.  There is no partnership, joint venture, agency, or any form of fiduciary relationship existing between Bottler and Company, but if it there is determined or found to be a partnership, joint venture, or agency, then Bottler and  Company expressly disclaim all fiduciary duties that might otherwise exist under applicable law.

34.4.

Nothing in this Agreement, express or implied, is intended or will be construed to give any Person, other than the parties to this Agreement and their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained in this Agreement. This Agreement does not, and is not intended to, confer any rights or remedies upon any Person other than Bottler and Company.

35.	HEADINGS AND OTHER MATTERS
35.1.	The headings herein are solely for the convenience of the parties and will not affect the interpretation of this Agreement.
35.2.	As used in this Agreement, the phrase “including” means “including, without limitation” in each instance.
35.3.

References in this Agreement to Sections are to the respective Sections of this Agreement, and references to Exhibits and Schedules are to the respective Exhibits and Schedules of this Agreement as they may be amended from time to time.

36.	EXECUTION IN MULTIPLE COUNTERPARTS

The parties may execute this Agreement in counterparts, each of which is deemed an original and all of which only constitute one original.

37.	NOTICE AND ACKNOWLEDGEMENT
37.1.	Notices.
37.1.1.

Requirement of a Writing and Permitted Methods of Delivery.  Each party giving or making any notice, request, demand or other communication (each, a “Notice”) pursuant to this Agreement must give the Notice in writing and use one of the following methods of delivery, each of which for purposes of this Agreement is a writing:

37.1.1.1.	personal delivery;
37.1.1.2.	Registered or Certified Mail, in each case, return receipt requested and postage prepaid;
37.1.1.3.	nationally recognized overnight courier, with all fees prepaid;
37.1.1.4.	facsimile; or
37.1.1.5.	e-mail (followed by delivery of an original by another delivery method provided for in this Section).
37.1.2.

Addressees and Addresses.  Each party giving a Notice must address the Notice to the appropriate person at the receiving party (the “Addressee”) at the address listed below or to another Addressee or at another address designated by a party in a Notice pursuant to this Section.

Company:

The Coca‑Cola Company

One Coca‑Cola Plaza

Atlanta, Georgia 30313

Attention:  EVP & President CCNA [or such other title as may be applicable to Company’s most senior officer for North America operations]

Email:  jdouglas@coca-cola.com

With a copy to:

The Coca‑Cola Company

One Coca‑Cola Plaza

Atlanta, Georgia 30313

Attention:  General Counsel

Email:  bgoepelt@coca-cola.com

and

King & Spalding LLP

1180 Peachtree Street NE

Atlanta, Georgia  30309

Attention:	William G. Roche
Anne M. Cox-Johnson
Email:	broche@kslaw.com
acox@kslaw.com

Bottler:

Coca-Cola Bottling Co. Consolidated

4100 Coca Cola Plaza

Charlotte, North Carolina 28211

Attention:	E. Beauregarde Fisher III,
Executive Vice President & General Counsel
Email:	beau.fisher@ccbcc.com

With a copy to:

Moore & Van Allen PLLC

100 North Tryon Street

Suite 4700

Charlotte, North Carolina 28202

Attention:	John V. McIntosh
Email:	johnmcintosh@mvalaw.com
37.1.3.

Effectiveness of a Notice.  Except as specifically provided elsewhere in this Agreement, a Notice is effective only if the party giving or making the Notice has complied with Sections 37.1.1 and 37.1.2 and if the Addressee has received the Notice.  A Notice is deemed to have been received as follows:

37.1.3.1.	If a Notice is delivered in person, when delivered to the Addressee.
37.1.3.2.	If delivered by Registered or Certified Mail, upon receipt by Addressee, as indicated by the date on the signed receipt.
37.1.3.3.	If delivered by nationally recognized overnight courier service, one Business Day after deposit with such courier service.
37.1.3.4.	If sent by e-mail, when sent (if followed promptly by delivery of an original by another delivery method provided for in this Section).
37.1.3.5.

If the Addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon the rejection, refusal or inability to deliver.

37.1.3.6.	Despite the other clauses of this Section 37.1.3, if any Notice is received after 5:00 p.m. on a Business Day where the Addressee is located, or on a day that is not a Business Day where the Addressee is located, then the Notice is deemed received at 9:00 a.m. on the next Business Day where the Addressee is located.
37.2.

If Bottler’s signature or acknowledgment is required or requested with respect to any document in connection with this Agreement and any employee or representative authorized by Bottler “clicks” in the appropriate space on the website designated by Company or takes such other action as may be indicated by Company, Bottler shall be deemed to have signed or acknowledged the document to the same extent and with the same effect as if Bottler had signed the document manually; provided, however, that no such signature or acknowledgment shall amend or vary the terms and conditions of this Agreement.

37.3.

Bottler acknowledges and agrees that Bottler has the ability and knowledge to print information delivered to Bottler electronically, or otherwise knows how to store that information in a way that ensures that it remains accessible to Bottler in an unchanged form.

38.	CHOICE OF LAW AND VENUE
38.1.

This Agreement shall be interpreted, construed and governed by and in accordance with the laws of the State of Georgia, United States of America, without giving effect to any applicable principles of choice or conflict of laws, as to contract formation, construction and interpretation issues, and the federal trademark laws of the United States of America as to trademark matters.

38.2.

The parties agree that any lawsuit commenced in connection with, or in relation to, this Agreement must be brought in a United States District Court, if there is any basis for federal court jurisdiction.  If the party bringing such action reasonably concludes that federal court jurisdiction does not exist, then the party may commence such action in any court of competent jurisdiction.

39.	CONFIDENTIALITY
39.1.

In the performance of this Agreement, each party may disclose to the other party certain Proprietary Information.  The Proprietary Information of the Disclosing Party will remain the sole and exclusive property of the Disclosing Party or a third party providing such information to the Disclosing Party.  The disclosure of the Proprietary Information to the Receiving Party does not confer upon the Receiving Party any license, interest, or right of any kind in or to the Proprietary Information, except as expressly provided under this Agreement.

39.2.

At all times and notwithstanding any termination or expiration of this Agreement or any amendment hereto, the Receiving Party agrees that it will hold in strict confidence and not disclose to any third party the Proprietary Information of the Disclosing Party, except as approved in writing by the Disclosing Party.  The Receiving Party will only permit access to the Proprietary Information of the Disclosing Party to those of its or its Affiliates’ employees or authorized representatives having a need to know and who have signed confidentiality agreements or are otherwise bound by confidentiality obligations at least as restrictive as those contained in this Agreement (including external auditors, attorneys and consultants).

39.3.

The Receiving Party will be responsible to the Disclosing Party for any third party’s use and disclosure of the Proprietary Information that the Receiving Party provides to such third party in accordance with this Agreement.  The Receiving Party will use at least the same degree of care it would use to protect its own Proprietary Information of like importance, but in any case with no less than a reasonable degree of care, including maintaining information security standards specific to such information as set forth in this Agreement.

39.4.

If the Receiving Party is required by a Governmental Authority or applicable law to disclose any of the Proprietary Information of the Disclosing Party, the Receiving Party will (a) first give Notice of such required disclosure to the Disclosing Party (to the extent permitted by applicable law), (b) if requested by the Disclosing Party, use reasonable efforts to obtain a protective order requiring that the Proprietary Information to be disclosed be used only for the purposes for which disclosure is required, (c) if requested by the Disclosing Party, take reasonable steps to allow the Disclosing Party to seek to protect the confidentiality of the Proprietary Information required to be disclosed, and (d) disclose only that part of the Proprietary Information that, after consultation with its legal counsel, it determines that it is required to disclose.

39.5.	Each party will immediately notify the other party in writing upon discovery of any loss or unauthorized use or disclosure of the Proprietary Information of the other party.
39.6.

The Receiving Party will not reproduce the Disclosing Party’s Proprietary Information in any form except as required to accomplish the intent of this Agreement.  Any reproduction of any Proprietary Information by the Receiving Party will remain the property of the Disclosing Party and must contain any and all confidential or proprietary Notices or legends that appear on the original, unless otherwise authorized in writing by the Disclosing Party.

39.7.	Neither party will communicate any information to the other party in violation of the proprietary rights of any third party.
39.8.

Upon the earlier of termination of this Agreement, written request of the Disclosing Party, or when no longer needed by the Receiving Party for fulfillment of its obligations under this Agreement, the Receiving Party will, if requested by the Disclosing Party,  either: (a) promptly return to the Disclosing Party all documents and other tangible materials representing the Disclosing Party’s Proprietary Information, and all copies thereof in its possession or control, if any; or (b) destroy all tangible copies of the Disclosing Party’s Proprietary Information in its possession or control, if any, in each case, except to the extent that such action would violate applicable regulatory or legal requirements.  Each party’s counsel may retain one copy of documents and communications between the Parties as necessary for archival purposes or regulatory purposes.

40.	ACTIVE AND COMPLETE ARMS LENGTH NEGOTIATIONS

The parties acknowledge and agree that the terms and conditions of this Agreement have been the subject of active and complete negotiations, and that such terms and conditions must not be construed in favor of or against any party by reason of the extent to which a party or its professional advisors may have participated in the preparation of this Agreement.

41.	RESERVATION OF RIGHTS

Company reserves all rights not expressly granted to Bottler under this Agreement or Bottler’s CBA.

42.	BOTTLER AFFILIATES

Bottler hereby absolutely, unconditionally and irrevocably guarantees that any actions taken by any of Bottler’s Affiliates pursuant to this Agreement will be taken in accordance with all applicable requirements set forth herein to the same extent as if such actions had been taken by Bottler.  Bottler acknowledges and agrees that any breach of this Agreement by any Affiliate of Bottler shall be considered a breach by Bottler for all purposes hereof.

[Signature page(s) follow]

IN WITNESS WHEREOF, COMPANY AT ATLANTA, GEORGIA, AND BOTTLER AT CHARLOTTE, NORTH CAROLINA HAVE CAUSED THESE PRESENTS TO BE EXECUTED IN TRIPLICATE BY THE DULY AUTHORIZED PERSON OR PERSONS ON THEIR BEHALF ON THE EFFECTIVE DATE.

THE COCA-COLA COMPANY

By:	/s/ J. A. M. Douglas, Jr.
Authorized Representative

COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ E. Beauregarde Fisher III
Authorized Representative

Signature Page to Regional Manufacturing Agreement

EXHIBIT A

Regional Manufacturing Facilities

1.	Sandston, VA
2.	Baltimore, MD
3.	Silver Spring, MD
4.	Cincinnati, OH
5.	Indianapolis, IN
6.	Portland, IN
7.	Charlotte, NC
8.	Mobile, AL
9.	Nashville, TN
10.	Roanoke, VA

Classified - Confidential

EXHIBIT B

Authorized Covered Beverages

The following Beverages and all SKUs, packages, flavor, calorie and other variations (e.g., Sprite Cranberry, Sprite Zero Cranberry) of each such Beverage offered by Company that are identified by the primary Trademark that also identifies such Beverage or any modification of such primary Trademark, such as, e.g., the primary Trademark used in conjunction with a prefix, a suffix or other modifier:

Coca-Cola

Caffeine Free Coca-Cola

Diet Coke

Diet Coke with Lime

Diet Coke with Splenda®

Caffeine free Diet Coke

Coca-Cola Life

Coca-Cola Zero

Caffeine free Coca-Cola Zero

Cherry Coke

Diet Cherry Coke

Cherry Coke Zero

Vanilla Coke

Diet Vanilla Coke

Vanilla Coke Zero

Barq’s

Diet Barq’s

DASANI

DASANI Plus

DASANI Sparkling

Fanta

Fanta Zero

Fresca

Mello Yello

Mello Yello Zero

PiBB Xtra

PiBB Zero

Seagram’s ginger ale

Seagram’s mixers

Seagram’s seltzer water

Sprite

Sprite Zero

Diet Sprite

TaB

VAULT

VAULT Zero

Delaware Punch

Surge

Classified - Confidential

Minute Maid Refreshments

Minute Maid Sparkling

FUZE

FUZE iced tea

FUZE Juices

FUZE Refreshments

FUZE slenderize

Exhibit B-2

Schedule 2.8.1

Form of NPSG Finished Goods Supply Agreement

See attached.

Classified - Confidential

NATIONAL PRODUCT SUPPLY GROUP FINISHED GOODS SUPPLY AGREEMENT

[For Use Between Two RPBs]

This National Product Supply Group (NPSG) Finished Goods Supply Agreement (“Agreement”) is made and executed this ___ day of _______, 20__ by and between ____________________________ (“Supplier”) and ______________________________ (“Purchaser”).

Background

A.

The Coca-Cola Company (“Company”) and Supplier (or one or more of its affiliates of Supplier) have entered into one or more Regional Manufacturing Agreements (collectively, and as may be amended, restated or modified from time to time, “Supplier’s RMA”).

B.

Among other things, pursuant to Supplier’s RMA, Company has appointed Supplier as an authorized purchaser of certain concentrates and/or beverage bases for the purpose of manufacturing, producing and packaging Authorized Covered Beverages in authorized containers at its Regional Manufacturing Facilities for sale by Supplier and its affiliates to certain other U.S. Coca-Cola bottlers in accordance with Supplier’s RMA, the National Product Supply Group Governance Agreement, and this Agreement.

In exchange for the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Term

The term of this Agreement (the “Term”) will begin as of January 1, 2017 and will continue until terminated in accordance with Section 24 hereof.

2.	Definitions

In addition, the following terms have the meanings specified below:

a.

“Annual Sourcing Plan” means the annual plan for Regional Manufacturing Facility to Distribution Center sourcing and Regional Manufacturing Facility to Regional Manufacturing Facility sourcing approved by the NPSG Board.

b.

“Authorized Covered Beverages” means shelf-stable ready-to-drink beverages sold under trademarks owned or licensed by Company and produced by Supplier under authorization from Company in Supplier’s RMA.

c.

“Comprehensive Beverage Agreement” or “CBA” means a comprehensive beverage agreement under which Company has authorized Purchaser to market, promote, distribute and sell Authorized Covered Beverages and certain other shelf-stable, ready to drink beverages and beverage products sold under trademarks owned or licensed by Company within specific geographic territories.

d.

“CCNA Exchange” means a process unilaterally established and operated by Company, acting by and through its Coca-Cola North America division (“CCNA”), to conduct certain financial activities in support of the National Product Supply System, including, but not limited to, reconciling the [***] with standardized cost differences, providing input into the development of [***] by Company, providing each RPB with [***] for each SKU of Authorized Covered Beverages sold by each such RPB as provided under the RMA, and facilitating sales to Coca-Cola bottlers that have not entered into a form of comprehensive beverage agreement or form of regional manufacturing agreement with Company.

e.	“Current Year Sourcing” means sourcing changes or additions during a particular calendar year approved by the NPSG Board.
f.

“Distribution Center” means a facility operated by Purchaser or other Coca-Cola bottlers at which Products are received, and from which Products are distributed to customers and consumers in their authorized distribution territories pursuant to a comprehensive beverage agreement or other authorization agreement with Company.

g.	“Effective Date” means January 1, 2017.
h.

“Innovation SKU” means a new SKU that has been introduced by Company that Purchaser distributes or intends to distribute in Purchaser’s Territory.  Innovation SKU does not include any SKU that has been distributed in the Territory for greater than thirteen weeks.

i.	“Limited Source SKU” means a SKU that is produced in a limited number of Regional Manufacturing Facilities based on criteria determined by NPSG.
j.	[***]
k.	“National Product Supply Group” or “NPSG” means the Coca-Cola national product supply group established by the NPSG Agreement.
l.	“National Product Supply System” or “NPSS” means the national product supply system for Authorized Covered Beverages produced using concentrate based, cold-fill manufacturing processes.

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

m.

“NPSG Agreement” means the National Product Supply System Governance Agreement among Supplier, certain other Regional Producing Bottlers and Company, as may be amended, restated or modified from time to time.

n.

“NPSG Board” means The Coca-Cola System National Product Supply Group Governance Board, the governing body for the Coca-Cola National Product Supply Group consisting of representatives of Company and all Regional Producing Bottlers, as described more fully in the NPSG Agreement.

o.	“Party” means either Supplier or Purchaser, or their permitted successors or assigns hereunder.
p.

“Primary Packaging” means the container for a Product SKU in any form or material (together with the graphics), including, by way of example and not limitation, 8 oz. glass bottles with graphics imprinted, 12 oz. aluminum cans with graphics imprinted or plastic 2 two liter containers with labels.

q.	“Products” has the meaning ascribed thereto in Section 3 below.
r.

“Regional Manufacturing Facility” means a manufacturing facility operated by Supplier, an affiliate of Company, or other RPBs from time to time during the Term, that manufactures, produces, and/or assembles Authorized Covered Beverages, and from which Supplier or such other supplier transports Authorized Covered Beverages to Purchaser. “Regional Manufacturing Facility” includes, without limitation, any manufacturing facility acquired or built by Supplier or other RPBs after the Effective Date with the approval of the NPSG Board.

s.

“Regional Producing Bottler” or “RPB” means Supplier and other Coca-Cola bottlers who manufacture and produce Authorized Covered Beverages and are considered Regional Producing Bottlers under regional manufacturing agreements with Company.

t.

“Rolling Forecast” means a weekly-generated written estimate, by individual SKU, by week, by Distribution Center and in the aggregate for all of Purchaser’s Distribution Centers, of the volume of Products that Purchaser expects to purchase from Supplier for the next thirteen (13) calendar weeks.

u.	[***]
v.	“Service Level Agreement” or “SLA” means the Service Level Agreement agreed to between Parties, attached to this Agreement as Exhibit C, and as hereafter amended by the Parties.
w.	“Secondary Packaging” means packaging that contains Primary Packaging.

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

x.

“SKU” means a stock-keeping unit or other uniquely identifiable type of beverage or other product configuration, distinguished by the use of a different primary or secondary packaging and/or different flavoring or other characteristics from other beverage or product configurations, such that such configuration requires the use of a separate UPC code to distinguish it from other forms of beverage or product configurations.

y.	[***].

z.

“Territory” means the geographic territory in which Company has authorized Purchaser to market, promote, distribute and sell certain shelf-stable, ready to drink beverages and beverage products sold under trademarks owned or licensed by Company.

aa.	“Tertiary Packaging” means packaging that contains Secondary Packaging.
bb.

“Value Added Facility” or “VAF” means a facility owned by Supplier and designated by CCNA as a VAF, which consolidates certain Product SKUs determined by CCNA (“VAF Products”) for shipment to Supplier’s Distribution Centers and Regional Manufacturing Facilities and Purchaser’s Distribution Centers and Regional Manufacturing Facilities.

cc.	“Version” means the Primary Packaging, Secondary Packaging, Tertiary Packaging, and the pallet configuration, in which a Product SKU is to be provided by Supplier hereunder.
3.	Products

This Agreement covers the supply by Supplier to Purchaser of the Authorized Covered Beverages produced by or on behalf of Supplier in bottles, cans or other factory sealed containers (“Products”) for Purchaser.

Supplier will supply all SKUs of the Products required by Purchaser as provided in the Annual Sourcing Plan and Current Year Sourcing.  Supplier agrees to add SKUs for Purchaser as directed by NPSG.

Supplier may delete and not produce a SKU by providing Purchaser and NPSG with written notice at least sixty (60) days prior to the end of a calendar year provided, however, that Supplier may not delete a SKU that has been determined to be a “Core” or “Mandated” Beverage, or required SKU, by the System Leadership Governance Board or its designated committee.

The methodology of determining Product SKU prices to Purchaser is provided in Exhibit A.

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

4.	Parties’ Purchase and Supply Commitments and Sourcing
a.

Except as specifically permitted in this Section 4, the Parties agree to abide by the NPSG Annual Sourcing Plans and Current Year Sourcing between Supplier Regional Manufacturing Facilities and Purchaser Distribution Centers and Regional Manufacturing Facilities.  The NPSG Annual Sourcing Plan is intended to be available by the end of November of each calendar year.

b.

Subject to the Purchaser’s right to purchase from: (i) a finished goods co-operative if Purchaser is a member of such co-operative and has purchase obligations, or (ii) any other Company Authorized Supplier described in Section 2.9(b) of the CBA, subject to the terms of any applicable supply agreement between Purchaser and such Company Authorized Supplier (but expressly restricted to the purchase volumes consistent with Purchaser’s transactions with such Company Authorized Supplier prior to the Effective Date), Purchaser will purchase from Supplier Products as provided in the NPSG Annual Sourcing Plan and Current Year Sourcing requirements.  Supplier will supply Purchaser with such Products in accordance with, and subject to, the terms and conditions contained in this Agreement. Supplier will use commercially reasonable efforts to promptly advise Purchaser of any actual or anticipated delay in delivery of Products.  See Exhibit B for Demand and Supply Variance Management between Supplier Regional Manufacturing Facilities and Purchaser Distribution Centers and Regional Manufacturing Facilities.

c.

The Parties understand that intermittent demand- or supply-related sourcing issues routinely occur.  No financial remedy of any kind is available between Supplier and Purchaser for any such sourcing issues. The Parties agree to work diligently to minimize demand- or supply-related sourcing issues with specific requirements to mitigate them as part of the Service Level Agreement in Exhibit C.  Purchaser is permitted to seek sourcing from alternative sources to the extent provided in Exhibit B.

d.

The Parties understand that NPSG Annual Sourcing Plan and Current Year Sourcing requirements may change sourcing of Products supplied by Supplier or to Purchaser.  The Parties acknowledge and agree that in the event that such NPSG requirements impact Supplier’s Regional Manufacturing Facility absorption costs, the Parties’ remedies are solely as set forth in Exhibit A.

e.

If, from time to time, Supplier cannot source product from its NPSG-designated Regional Manufacturing Facilities, then the Parties agree to follow the NPSG secondary sourcing requirements except as permitted by Exhibit B.  In all situations, Supplier will promptly notify Purchaser of a change in sourcing to a secondary Regional Manufacturing Facility.  Product sourcing from secondary Regional Manufacturing Facilities to Purchaser’s facilities will be managed as follows:

i.

If Supplier’s Regional Manufacturing Facility is the secondary source, then Supplier agrees to instruct the secondary Supplier Regional Manufacturing Facility to source the affected Purchaser Distribution Center or Regional Manufacturing Facility.

ii.

If another RPB Regional Manufacturing Facility is the secondary source, then Purchaser agrees to notify the secondary RPB Regional Manufacturing Facility to source the affected Purchaser Distribution Center or Regional Manufacturing Facility.

iii.	The secondary sourcing Regional Manufacturing Facility will manage the freight to Purchaser Distribution Center or Regional Manufacturing Facility.
f.

Funding for VAF services may be provided by CCNA at its discretion. If and to the extent funded by CCNA sufficient to meet the verifiable costs incurred by Supplier in providing VAF services, Supplier will operate VAFs and handle VAF Products, both of which are designated by CCNA, for supply to Supplier’s Distribution Centers and Regional Manufacturing Facilities and to Purchaser’s Distribution Centers.  With the assistance of NPSG, CCNA shall determine the location of VAFs, the VAF SKUs for each VAF, and the VAF SKU flow (i.e., in full pallet or less than full pallet quantities).  If Purchaser orders VAF SKUs not in the CCNA-determined flows, then Purchaser shall pay a VAF-specific handling fee set by Supplier.

5.	Regional Manufacturing Facilities and Package Versions
a.	Supplier will supply Products in Versions for each Purchaser Distribution Center and Purchaser Regional Manufacturing Facility as reasonably determined by Supplier.
b.

Supplier will supply the specified Versions as determined pursuant to Section 5(a) from its primary and secondary Regional Manufacturing Facilities as required by the NPSG Annual Sourcing Plan and the Current Year Sourcing.

c.	Supplier and Purchaser will meet as specified in their SLA (Exhibit C) as part of the normal management process.
6.	Forecasts, Purchaser’s Purchase Obligation, and Allocation of Constrained SKUs
a.

The Parties will determine if a Rolling Forecast for an existing Product SKU is required.  If an existing Product SKU Rolling Forecast is required, then Purchaser will provide the Rolling Forecast as described in the SLA (Exhibit C).

b.	A Rolling Forecast is required from Purchaser for all Innovation SKUs. The requirements of the Innovation SKU Rolling Forecast are set forth in the SLA (Exhibit C).
c.

Supplier will use commercially reasonable efforts to avoid shortages and will provide timely updates on constrained SKUs.  In the event of capacity constraints or short supply of Supplier, Supplier will allocate available supply based on the following:

i.

For an existing Product SKU:  In the event of a shortage of an existing Product SKU (based on Supplier’s total capacity), Supplier will manage a fair and equitable process based on the annual historical total case volume percentage of all bottlers supplied by Supplier for the constrained

SKU for the previous calendar year applied to the available supply of the constrained SKU supplied by Supplier, considering only the bottlers requiring the SKU that is in short supply.
ii.

For an Innovation SKU new to the system:  In the event of a shortage of an Innovation SKU new to the system, the available supply would be allocated by Supplier on a pro rata basis among the bottlers ordering such Innovation SKU from Supplier (based upon the forecasts of each bottler for such Innovation SKU).

iii.

For an Innovation SKU new to Purchaser but not new to the system, where the SKU is replacing an existing SKU (a “Replacement Innovation SKU”):  In the event of shortage of a Replacement Innovation SKU, the available supply would be allocated by Supplier on a pro rata basis among the bottlers ordering the Replacement Innovation SKU from Supplier (based on (x) Purchaser’s prior year sales of the SKU being replaced, (y) the prior year sales of the SKU being replaced for any other bottlers that are ordering the Replacement SKU for the first time, and (z) the prior year sales of the Replacement Innovation SKU and of the SKU being replaced for the bottlers that are not ordering the Replacement Innovation SKU for the first time).

iv.

For an Innovation SKU new to Purchaser but not new to the system, where the SKU is not replacing an existing SKU (a “Non-Replacement Innovation SKU”):  In the event of shortage of a Non-Replacement Innovation SKU, the available supply would be allocated by Supplier on a pro rata basis among the bottlers ordering the Non-Replacement Innovation SKU from Supplier (based on (x) Purchaser’s forecast for the Non-Replacement SKU, (y) the forecast for the Non-Replacement Innovation SKU for any other bottlers that are ordering the Non-Replacement SKU for the first time, and (z) the prior year sales of the Non-Replacement Innovation SKU for the bottlers that are not ordering the Non-Replacement Innovation SKU for the first time).

d.

Purchaser may, in its sole discretion, direct such constrained Products in disproportionate amounts to any of its Distribution Centers or Regional Manufacturing Facilities that are sourced by Supplier.

e.

Supplier will use commercially reasonable efforts to provide Purchaser with written notice (by email to Purchaser’s defined representative) of the proposed launch of an Innovation SKU as soon as practicable prior to the proposed launch date.

i.

Purchaser shall: (A) within ninety (90) days of the Innovation SKU launch date; or (B) within fifteen (15) days following its receipt of such notice, whichever is later, provide to Supplier a written Innovation SKU forecast as determined in the SLA between Parties but at least for the first thirteen (13) weeks (unless a different period of time is mutually agreed by the Parties) after launch of such Innovation SKU (“Innovation SKU Forecast”).

Purchaser may revise any Innovation SKU Forecast at any time prior to sixty (60) days before the launch date.
ii.

The Innovation SKU Forecast will bind Purchaser to reimburse Supplier for all raw materials purchased by Supplier to meet this Innovation SKU Forecast.    Additionally, Purchaser may revise any part of the last nine (9) weeks of the Innovation SKU Forecast (but not the first four (4) weeks of the Innovation SKU Forecast, as the first four (4) weeks of such forecast is a firm order) between sixty (60) days and thirty (30) days prior to the launch date.  Prior to any Supplier production run of the Innovation SKU, Purchaser may request changes in timing of receiving the first four (4) week order and Supplier will accommodate Purchaser's request if commercially reasonable,  but Supplier is not obligated to do so.  Supplier will communicate the potential liability (i.e., required purchases by Purchaser) of Innovation SKU finished goods to Purchaser at the end of the first four (4) weeks.

iii.

Once the Innovation SKU is launched, Purchaser shall update all final weeks of the Innovation SKU forecast (but not the first four (4) weeks of each updated Innovation SKU Forecast).  The first four (4) weeks of the Innovation SKU Forecast (as modified by any permitted revisions, as permitted by this paragraph) will be a firm purchase obligation on behalf of Purchaser, and Purchaser must purchase all Product if Supplier has completed the production of the Innovation SKU for the four (4) week Innovation SKU Forecast.  Supplier will use commercially reasonable efforts to provide Purchaser with additional Innovation SKU volume during the first thirteen (13) weeks if product sales are greater than the forecast.

iv.

For orders of Innovation SKUs once launched, the SLA between Supplier and Purchaser will determine the order lead time due to differences in production cycles.  Once Innovation SKU orders are placed within the SLA-agreed order lead time, these Innovation SKU orders shall be firm purchase orders, and Purchaser shall purchase and pay in full for the Innovation SKUs contained in such purchase orders.  Supplier will accommodate Purchaser’s order that does not meet the order lead time if commercially reasonable, but Supplier is not obligated to do so.

v.

After the Innovation SKU has been distributed for thirteen (13) weeks, Purchaser will comply with the requirements of Section 6(a) above for any Rolling Forecasts required, which will provide subsequent Rolling Forecasts that include the Innovation SKU.

7.	Local Innovation and Product Requests by Purchaser
a.	Primary packaging local innovation requests will go through Company’s commercialization process as updated from time to time by Company in its sole discretion.

b.

If a local innovation request involves Secondary and Tertiary Packaging changes and the request calls for graphics changes, the local innovation execution process for the graphics changes will be guided by the Company’s commercialization processes as described above.

In all other respects, the approval process for a local innovation request relating to Secondary or Tertiary Packaging will be as set forth below:

i.

Within three business days of a written request from Purchaser, Supplier will inform Purchaser whether Supplier has the capability to provide the requested local innovation; provided, however, that this response will not constitute a commitment by Supplier to proceed with the local innovation request.

ii.

If Supplier indicates that it does have the capability and capacity to supply the requested local innovation, then within ten (10) business days of a written request from Purchaser, Supplier will inform Purchaser of the costs of such requested local innovation within an expected range of +/- 40% accuracy.

iii.

Within twenty (20) business days of a written request from Purchaser, Supplier will inform Purchaser in writing of the actual costs, delivery dates and projected production quantities for the requested local innovation.  If within twenty (20) business days following such written notice, Purchaser accepts such additional costs and delivery dates set forth in the notice and agrees to purchase all or a portion of such quantities set forth in such notice, Supplier shall be obligated to produce and deliver such quantities at the price and dates set forth in the notice.

c.

If Purchaser desires to purchase a SKU for its Territory that is not included in the Annual Sourcing Plan or Current Year Sourcing determined by NPSG for Purchaser’s Distribution Centers or Regional Manufacturing Facilities, Supplier shall not be required to provide such SKU.  However, NPSG may update the Annual Sourcing Plan or Current Year Sourcing to determine the appropriate RPB and Regional Manufacturing Facility to source such SKU to Purchaser.

8.	Price

Purchaser will purchase, and Supplier will sell, the Products at the applicable price determined in accordance with the pricing methodology set forth in Exhibit A determined by CCNA, except as specifically provided in Section 7(b)(iii) above.

9.	Payment Terms and Invoicing
a.	Payment for Products is due in full within twenty-one (21) days from date of invoice.
b.	Supplier shall submit invoices for Products in accordance with Exhibit A hereto, and such invoices shall be submitted by Supplier to Purchaser within forty-five (45) days of shipment.

c.	Invoices will identify any applicable sales, use, or excise taxes.
d.

Purchaser will reimburse Supplier for all sales, use or excise taxes (if any), but Purchaser will not be responsible for remittance of such taxes to applicable tax authorities. Supplier will remit such taxes to the applicable tax authorities.  In the event Supplier fails to timely remit such taxes to the applicable tax authorities and Purchaser receives an audit assessment for such taxes, Supplier will reimburse Purchaser for such tax assessment including penalties and interest. To the extent applicable, Supplier shall reasonably cooperate with Purchaser in its efforts to obtain or maintain any reseller tax exemption certificates

10.	Service Level Agreement (SLA)

Supplier and Purchaser agree to comply with the terms of the Service Level Agreement determined by the Parties as set forth in Exhibit C.  The Parties agree that Exhibit C may contain more specific provisions, metrics and standards than are stated elsewhere in this Agreement.  However, no provisions of the Service Level Agreement may act to limit, reduce or render unenforceable any of the terms of this Agreement and any such provisions of the SLA shall have no force and effect.

11.	Supplier Customer Service Metrics
a.

Supplier agrees to implement a customer service metric or metrics to assess service performance to Purchaser Distribution Centers and Regional Manufacturing Facilities.  Supplier will define the metric(s) with targets developed with Purchaser as part of the SLA.

b.

Supplier will use commercially reasonable efforts to (a) meet the customer service metric performance targets as set forth in the SLA and (b) measure, track, and report to Purchaser the customer service metric by time period for each Purchaser Distribution Center and Regional Manufacturing Facility sourced by Supplier as set forth in the SLA.

12.	Purchaser Performance Metrics
a.	If the Parties agree to a Rolling Forecast as part of Section 6(a), then Forecast Accuracy will be measured.
i.

“Forecast Accuracy” means the accuracy of the “Lag 2 Week” included in Purchaser’s Rolling Forecast for each Purchaser Distribution Center or Regional Manufacturing Facility, which is the forecasted volume to be purchased from Supplier for the second week of each such Rolling Forecast, and is measured as 1 minus the Mean Absolute Percent Error (MAPE) over the 1 week period measured.  “MAPE” is defined as the sum across all SKUs of the absolute value of the difference between the SKU-level Lag-2 Week of the Rolling Forecast provided to Supplier and the actual SKU-level trade sales of Product sold by Purchaser in the Territory for such Lag-2 Week, divided by the actual SKU-level trade sales of

Product sold by Purchaser in the Territory for such Lag-2 Week.  Purchaser will not be responsible for forecast errors to the extent attributable to Product not delivered by Supplier (i.e., the calculation will be adjusted to take into account Product not delivered by Supplier to a particular Distribution Center or Regional Manufacturing Facility for the Lag-2 Week period in question).

ii.

Purchaser will use commercially reasonable efforts to (a) meet the “Forecast Accuracy Performance Target” set forth in the Service Level Agreement and (b) track, measure, and report to Supplier Forecast Accuracy weekly by Lag 2 Week.

iii.

NPSG maintains the listing of Limited Source SKUs.  Because of sourcing difficulties related to Limited Source SKUs, forecasts for all Limited Source Core SKUs are considered firm purchase orders for the “Lag 2 Week.”

b.	Purchaser will measure order lead time adherence as defined by the Parties in the SLA ensuring that the requirements in Subsection 12(a) of this Agreement are met.
13.	Product Quality
a.	Products must be delivered to Purchaser in saleable condition, meeting all product and package quality standards established by Company.
b.

Supplier will deliver all Products to Purchaser’s Distribution Center or Regional Manufacturing Facility with at least 45 days of shelf life remaining, except that, in the case of SKUs requiring more than 45 days of shelf life remaining because of customer requirements (e.g., Club Stores, ARTM, etc.), Supplier will deliver such SKUs to Purchaser’s Distribution Center or Regional Manufacturing Facility with at least 12 days more than the customer-specific requirements.

c.	Purchaser may accept or reject any Product with less than 45 days of available shelf life remaining, in Purchaser’s sole discretion, after discussion with Supplier.
d.	Products must have no material defects in material or workmanship when delivered to Purchaser’s Distribution Center or Regional Manufacturing Facility.
e.	Supplier will not deliver to Purchaser’s Distribution Center(s) or Regional Manufacturing Facility any Products that Supplier knows to be subject to recall.
f.	Product SKUs must be standing and undamaged when delivered by Supplier to Purchaser’s Distribution Center or Regional Manufacturing Facility.
g.	Product loads must be braced and dunnaged or wrapped when delivered to Purchaser’s Distribution Center or Regional Manufacturing Facility.
h.	Delivery trailers containing Products must be sealed, with Product documentation, and must not have off odors, leaks, or contaminants.

14.	Product Orders and Risk of Loss
a.

Ordering will be as set forth in the SLA (Exhibit C), whether Purchaser places orders for Products via the Coke One North America (CONA) system or places orders for Products via manual or other type of order generation.  Supplier will implement order lead time requirements and define order lead time targets in the SLA.  Order lead time will not exceed fourteen (14) calendar days from Purchaser order submittal to Purchaser order delivery, except as described in Section 14(c) below.

b.

For those Purchasers that place orders manually or by any other non-CONA system methodology, Purchaser agrees to cooperate with Supplier’s order management personnel to comply with an efficient, level ordering plan for the purchase of Products by Purchaser.

c.

NPSG maintains a listing of Limited Source SKUs.  Because of sourcing difficulties related to Limited Source SKUs, orders for all Limited Source Core SKUs are considered firm purchase orders within seven (7) calendar days of their requested delivery to Purchaser, and Purchaser shall purchase and pay in full for the Limited Source Core SKUs contained in such purchase orders.  For orders of Limited Source Non-Core SKUs, the SLA between Supplier and Purchaser will determine the order lead time due to differences in production cycles.  Once Limited Source Non-Core SKU orders are placed within the SLA-agreed order lead time, these Limited Source Non-Core SKU orders shall be firm purchase orders, and Purchaser shall purchase and pay in full for the Limited Source Non-Core SKUs contained in such purchase orders.

d.	Except as provided in the SLA (Exhibit C), (i) all orders for Product from Supplier must be in full truck load quantities only and (ii) the minimum order quantity per SKU will be a full pallet.
e.

Supplier will ship Product orders from the Regional Manufacturing Facility designated by the NPSG to Purchaser’s Distribution Centers or Regional Manufacturing Facilities, except as provided in Subsection 14(f).  Title and risk of loss will pass to Purchaser upon initial receipt of the Products at Purchaser’s Distribution Center or Regional Manufacturing Facility.

f.

At Supplier’s sole discretion, Purchaser may be permitted to pick up Product orders at Supplier’s Regional Manufacturing Facility designated by the NPSG.  Title and risk of loss will pass to Purchaser upon completion of the loading of such Products on Purchaser’s vehicles or common carriers at Supplier’s Regional Manufacturing Facility.

g.	Additional provisions regarding placement and execution of orders are set forth in the SLA (Exhibit C).
i.	Neither Purchaser nor Supplier will make any changes in the Product order fulfillment process that could have an operational or financial impact on the other

Party without the prior review and approval of the other Party (such approval not to be unreasonably withheld, conditioned or delayed and which will be documented in the SLA).
15.	Escalation
a.

The Parties acknowledge and agree that they anticipate that demand and supply issues will occur during the Term, and that, pursuant to Section 4 above, financial remedies are not available for such variances.  However if demand- or supply-related issues (a) are substantial or excessive in the reasonable opinion of Purchaser because of their impact to service and costs; and (b) these issues have not been mitigated to Purchaser’s reasonable requirements identified in the SLA, then the Parties shall attempt to resolve any disputes amicably, with ultimate referral of the issues to their senior Supply Chain and Financial officers. If these officers are unable to resolve the dispute, Purchaser may, at its option, refer the matter to NPSG staff for possible resolution through potential modifications to the Annual Sourcing Plan or Current Year Sourcing.

b.

While financial remedies for demand or supply-related sourcing issues are not prescribed in this Agreement, the Parties acknowledge that future circumstances may require that financial remedies be considered.  The Parties may, at their option, refer such matters to CCNA and CCNA will work collaboratively with all RPBs to consider appropriate remedies.  No such remedies would be effective unless first agreed upon in writing by the Parties.

c.

The Parties acknowledge that this Agreement has been prepared based on a form determined by the Company, in order to support the goals of the Coca-Cola bottling system in the United States, including: (i) the sustainable effectiveness and efficiency of such system and its members; (ii) increasing the competitiveness of such system and its members; and (iii) the profitable growth of such system and its members.  The Parties, along with Company, shall meet periodically in order to discuss proposed amendments to this Agreement to support the goals stated above.  The Parties shall negotiate in good faith with one another and with Company with respect to such proposed amendments, which amendments will require mutual written agreement to be effective.  It is provided, however, that:  (i) no amendment shall conflict with the reserved rights of Supplier set forth in Attachment 1-A of the NPSG Governance Agreement; and (ii) no amendment shall be effective with respect to a Party if it conflicts with the Party’s existing contractual obligations, whether with Company or otherwise.  It is further provided that the Parties shall not modify or amend this Agreement (except for amendments to Exhibit C and for amendments to the notice addresses provided in section 32) without the express written consent of Company.

d.

The Parties acknowledge and agree that for the purposes of section 15(c) above, and of Exhibit A to this Agreement, Company is an intended third party beneficiary and shall have rights to enforce same as if it were a party to this Agreement.

16.	Warranties
a.

Each Party represents and warrants the following: (i) the Party’s execution, delivery and performance of this Agreement: (A) have been authorized by all necessary company action, (B) do not violate the terms of any law, regulation, or court order to which such Party is subject or the terms of any material agreement to which the Party or any of its assets may be subject and (C) are not subject to the consent or approval of any third party; (ii) this Agreement is the valid and binding obligation of the representing Party, enforceable against such Party in accordance with its terms; and (iii) such Party is not subject to any pending or threatened litigation or governmental action which could interfere with such Party’s performance of its obligations under this Agreement in any material respect.

b.

In rendering its obligations under this Agreement, without limiting other applicable performance warranties, Supplier represents and warrants to Purchaser as follows: (i) Supplier is in good standing in the state of its incorporation or formation and is qualified to do business in each of the other states in which it conducts business; and (ii) Supplier shall secure or has secured all permits, licenses, regulatory approvals and registrations required to deliver and sell the Products, including registration with the appropriate taxing authorities for remittance of taxes.

c.

In performing its obligations under this Agreement, Purchaser represents and warrants to Supplier as follows: (i) Purchaser is in good standing in the state of its incorporation or formation and is qualified to do business in each of the other states in which it is doing business; and (ii) Purchaser shall secure or has secured all permits, licenses, regulatory approvals and registrations required to perform its obligations under this Agreement.

17.	Product Warranty
a.

Based on and subject to the warranties provided to Supplier by Company in Supplier’s RMA, Supplier warrants to Purchaser that (i) the Products sold to Purchaser under this Agreement comply at the time of shipment to Purchaser in all respects with the Federal Food, Drug and Cosmetic Act, as amended (the “Act”), and all federal, state and local laws, rules, regulations and guidelines applicable in the Territory, and (ii) all Products shipped to Purchaser under this Agreement, and all packaging and other materials which come in contact with such Products, will not at the time of shipment to Purchaser be adulterated, contaminated, or misbranded within the meaning of the Act or any other federal, state or local law, rule or regulation applicable in Purchaser’s Territory. Supplier warrants to Purchaser that the Products sold to Purchaser under this Agreement will be handled, stored and transported properly by Supplier, up to the time of delivery to Purchaser.

b.

Supplier makes no covenant, representation or warranty concerning the Products of any kind whatsoever, express or implied, except as expressly set forth in this Agreement.  THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS, AND CONSTITUTE THE ONLY WARRANTIES OF SUPPLIER WITH RESPECT TO SUPPLIER’S PRODUCTS.

18.	Returns of Rejected Products
a.

Product Returns Classification.  Supplier or Purchaser may discover or become aware of the existence of Product related problems, quality or other technical problems relating to Products at the time of receipt by Purchaser, after acceptance by Purchaser, or after delivery by Purchaser to customers.  If such problems or quality issues are discovered, and such quality issues were due to quality or technical defects prior to delivery to Purchaser’s Distribution Center or Regional Manufacturing Facility, then the affected Products will be returned to Supplier following the procedures in this Section based on the timing or circumstances of the discovery of quality or technical problems.

b.

Product Return – At Receipt.  If Purchaser discovers any of the following issues associated with Products within 24 hours following delivery of such Products to the Purchaser’s Distribution Center or Regional Manufacturing Facility (or of pickup by Purchaser at a Supplier Regional Manufacturing Facility, if applicable):

i.	any Product that has either not been ordered and scheduled for delivery on a particular date, or
ii.	any Product that does not match the shipping documents presented at delivery, or
iii.	any defect or deficiency in such Product (e.g., loose caps or leaking seams), or
iv.	any non-conformance of such Product with any applicable warranties or quality standards,

then Purchaser will, within 24 hours following delivery of such Products to Purchaser’s Distribution Center or Regional Manufacturing Facility (or of pickup by Purchaser at a Supplier Regional Manufacturing Facility, if applicable), notify Supplier of such defect, deficiency or non-conformance.  Purchaser will be entitled to credit equal to the price paid by Purchaser for the defective, deficient or non-conforming Product (or cancellation of any unpaid charges associated with the defective, deficient or non-conforming Product), plus freight costs, if any, incurred by Purchaser in connection with the delivery and return of such defective, deficient or non-conforming product.  Any such credits will be applied within twenty-one (21) days against amounts otherwise due from Purchaser and will be reflected in reasonable detail on appropriate invoices sent to Purchaser.  All credit requests must be submitted by Purchaser to Supplier within thirty (30) days of shipment acceptance for credit requests to be considered.

c.

Product Return – Quality Issues Post-Acceptance.  If after acceptance of any Product and more than 24 hours following delivery to Purchaser’s Distribution Center or Regional Manufacturing Facility (or of pickup by Purchaser at a Supplier Regional Manufacturing Facility, if applicable), Purchaser discovers:

i.	any defect or deficiency in such Products caused by Supplier, or
ii.	any non-conformance of such Products with any applicable warranties or quality standards that existed as of the time of delivery by Supplier,

then Purchaser will notify Supplier within 24 hours of Purchaser’s identification of such defect, deficiency or non-conformance.  If the Product issue was discovered while in Purchaser’s possession, Purchaser will be entitled to a credit equal to price paid by Purchaser for the defective, deficient or non-conforming Product (or cancellation of any unpaid charges associated with the defective, deficient or non-conforming Product) as identified by Purchaser, plus freight costs, if any, incurred by Purchaser in connection with the delivery and return of such defective, deficient or non-conforming product.  If the Product issue was discovered while in possession of Purchaser’s customer or another third party, Purchaser will be entitled to reimbursement of any reasonable expenses it incurred in connection with removing, returning and/or replacing such defective, deficient or non-conforming Product.  Any such credits awarded hereunder will be applied against amounts otherwise due from Purchaser and will be reflected in reasonable detail on appropriate invoices sent to Purchaser.

19.	Product Recalls

Supplier’s duties as a supplier regarding Product Recalls are as provided in Supplier’s RMA. Purchaser’s duties as a distributor regarding Product Recalls are as provided in its Comprehensive Beverage Agreement.

20.	Return of Deposit Materials, Recyclable Materials, and Tertiary Packaging
a.

Supplier will work with Purchaser to coordinate return of deposit SKUs, Tertiary Packaging, non-hazardous recyclables, and CO2 cylinders from Distribution Centers at commercially reasonable times.  Purchaser will be responsible for shipping such items to Supplier at Purchaser’s expense, utilizing Supplier back hauling to the extent available.  Additional provisions regarding these matters may be found on Exhibit C attached hereto.

b.

Supplier will credit Purchaser at Supplier’s invoice rates any deposit amounts due to Purchaser for items that are timely returned in useable condition.  Any such credits will be applied within twenty-one (21) days against amounts otherwise due from Purchaser.

c.	Supplier will accept the return of non-hazardous recyclables based on the recyclables list approved by Supplier.

21.	Recycling Programs

Supplier and Purchaser will develop recycling programs as set forth in the SLA for the disposal of defective, damaged or expired Products held by Purchaser or Purchaser’s customers that have been paid for by Purchaser and for which Purchaser has not received credit.

22.	Compliance with Laws
a.

Supplier will, and will cause its affiliates and subcontractors to, comply with all applicable federal, state and local laws and regulations applicable to each of them relating to: (i) the production, packaging, labeling, transport and delivery to Purchaser of the Products; and (ii) the performance of Supplier’s obligations set forth herein.

b.

Purchaser will comply with all applicable federal, state and local laws and regulations applicable to it and relating to: (i) the storage, marketing, promotion, distribution and sale of the Products; and (ii) and the performance of Purchaser’s obligations set forth herein.

23.	Indemnity

Supplier will indemnify, defend, and hold harmless Purchaser against any and all damages, loss, costs, or other liability (including reasonable attorneys’ fees) arising out of a third party claim that (i) results from Supplier’s breach of this Agreement or any representation or warranty made by Supplier in this Agreement, or any negligent act or omission of Supplier, or (ii) alleges damage for loss to property, death, illness or injuries, resulting from the use or consumption of any Products, except as set forth below. Supplier will assume responsibility and expense of investigation, litigation, judgment and/or settlement of any such claim on the condition that Supplier is notified promptly (in no event later than thirty (30) days after the first receipt of written notice thereof by Purchaser) in writing of any such claim and is permitted to deal therewith at its own discretion and through its own representatives; except that Purchaser’s failure to provide notice of a claim will not affect Supplier’s obligation to indemnify the claim under this Section 23 unless such failure prejudices the defense of such claim.  The Parties will cooperate reasonably in the investigation and defense of any such claim, and Supplier will not settle any such claim that imposes on Purchaser a non-monetary obligation or a liability that is not indemnified without Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Supplier will have no obligation to indemnify Purchaser for any claim to the extent that such claim arises out of the negligence or recklessness of Purchaser.  This Section 23 sets forth the sole and exclusive remedy for Purchaser against Supplier with respect to third party claims relating to the Products purchased by Purchaser from Supplier under this Agreement.  SUPPLIER WILL NOT BE LIABLE TO PURCHASER WHETHER IN CONTRACT OR IN TORT OR ON ANY OTHER LEGAL THEORY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, ANY LOST REVENUES, PROFITS OR BUSINESS OPPORTUNITIES, OR FOR ANY OTHER LOSS OR COST OF A SIMILAR TYPE (COLLECTIVELY, “CONSEQUENTIAL DAMAGES”) OF PURCHASER OR ANY CUSTOMER OF PURCHASER OR OF ANY PERSON WHO MAY HAVE BECOME INJURED BY SUPPLIER’S PRODUCTS PURCHASED FROM PURCHASER (EXCEPT TO THE EXTENT THAT AN INDEMNIFIED THIRD PARTY CLAIM INCLUDES CONSEQUENTIAL DAMAGES).

24.	Termination

This Agreement will terminate automatically upon termination of either Supplier’s RMA or Purchaser’s CBA.

25.	Confidentiality

The terms and conditions of this Agreement are strictly confidential.  Purchaser agrees that the terms and conditions of this Agreement are subject to the confidentiality requirements set forth in the Comprehensive Beverage Agreement.  Supplier agrees that the terms and conditions of this Agreement are subject to the confidentiality requirements set forth in Supplier’s RMA.

26.	Modification/Waivers

No modification, waiver or amendment to this Agreement will be binding upon either Party unless first agreed to in writing by both Parties.   The Parties shall not modify or amend this Agreement (except for amendments to Exhibit C and for amendments to the notice addresses provided in section 32) without the express written consent of Company.  A waiver by either Party of any default or breach by the other Party will not be considered as a waiver of any subsequent default or breach of the same or other provisions of this Agreement.

27.	Assignment

Except in connection with any permitted assignment by Purchaser of its rights under the Comprehensive Beverage Agreement, Purchaser may not assign this Agreement or any of the rights hereunder or delegate any of its obligations hereunder, without the prior written consent of Supplier, and any such attempted assignment will be void.

28.	Relationship of Parties

The Parties are acting under this Agreement as independent contractors.  Nothing in this Agreement will create or be construed as creating a partnership, joint venture or agency relationship between the Parties, and no Party will have the authority to bind the other in any respect.

29.	Authority

Each Party represents and warrants that it has the full right and authority necessary to enter into this Agreement.  Each Party further represents and warrants that all necessary approvals for this Agreement have been obtained, and the person whose signature appears below has the power and authority necessary to execute this Agreement on behalf of the Party indicated.

30.	Force Majeure

Neither Party will be liable to the other for any delay or failure to perform fully where such delay or failure is caused by terrorism, acts of public enemy, acts of a sovereign nation or any state or political subdivision, fires, floods or explosions, where such cause is beyond the reasonable control of the affected Party and renders performance commercially impracticable as defined under the Uniform Commercial Code (a “Force Majeure Event”).

31.	Business Continuity

Supplier will develop and maintain a commercially reasonable business continuity plan.

32.	Notices

All notices under this Agreement or the Service Level Agreement by either Party to the other Party must be in writing, delivered by electronic mail and confirmed by overnight delivery, certified or registered mail, return receipt requested, and will be deemed to have been duly given when received or when deposited in either the United States mail, postage prepaid, or with the applicable overnight carrier, addressed as follows:

If to Purchaser:	The then current address of Purchaser as contained in Supplier’s contractual files

With a copy to: Purchaser’s Chief Financial Officer or other designated representative, at the above address

If to Supplier:	[Add Supplier’s address

Add Supplier’s address

Direct: (xxx) xxx-xxxx

Fax: (xxx) xxx-xxxx

Attention: Add Name & Title

With a copy to: Add Name & Title]

33.	Governing Law

This Agreement and any dispute arising out of or relating to this Agreement will be governed by and construed in accordance with the laws of the State of Georgia, without reference to its conflict of law rules.

34.	Entire Agreement
a.

This Agreement and the NPSG Governance Agreement constitute the final, complete and exclusive written expression of the intentions of the Parties with respect to the subject matter herein and supersede all previous communications, representations, agreements, promises or statements, either oral or written, by or between either Party concerning the activities described herein.

b.

Supplier will not be bound by any provisions in Purchaser’s purchase order(s) or other documents, electronic or otherwise (including counter offers) which propose any terms or conditions in addition to or differing with the terms and conditions set forth in this Agreement, and any such terms and conditions of Purchaser and any other modification to this Agreement will have no force or effect and will not constitute any part of the terms and conditions of purchase, except to the extent separately and specifically agreed to in writing by Supplier.  Supplier’s failure to object to provisions contained in Purchaser’s documents will not be deemed a waiver of the terms and conditions set forth in this Agreement, which will constitute the entire agreement between the Parties.

c.

Purchaser will not be bound by any provisions in Supplier’s confirmation of acceptance or other documents, electronic or otherwise (including counter offers) which propose any terms or conditions in addition to or differing with the terms and conditions set forth in this Agreement, and any such terms and conditions of Supplier and any other modification to this Agreement will have no force or effect and will not constitute any part of the terms and conditions of purchase, except to the extent separately and specifically agreed to in writing by Purchaser.  Purchaser’s failure to object to provisions contained in Supplier’s documents will not be deemed a waiver of the terms and conditions set forth herein, which constitute the entire agreement between the Parties.

d.	This Agreement will inure to the benefit of and be binding upon each of the Parties and their successors and permitted assigns.

[Signature Page Follows]

Agreed to and accepted as of the date indicated below.

Supplier	Purchaser

By:	By:

Print Name:	Print Name:

Title:	Title:

EXHIBIT A

Transfer Price Methodology from Supplier to Purchaser

1.

The Transfer Price for sales of Authorized Covered Beverages by Supplier to Purchaser is calculated in accordance with  the following formula established by the Company (by its Coca‑Cola North America division (“CCNA”)) and required under Supplier’s RMA:

Transfer Price = [***]

2.

CCNA will unilaterally determine [***] as provided in Supplier’s RMA, if and to the extent applicable.  CCNA Exchange will maintain records of [***] for each of Supplier’s Regional Manufacturing Facilities.  [***] will be added to [***] for all Authorized Covered Beverages sold by Supplier to Purchaser.

3.

Supplier intends to provide initial estimates of [***] by Supplier Regional Manufacturing Facility and by freight lane annually by November 1 for each following calendar year.  As the Supplier’s internal cost standard calculations may not be finalized until early in the calendar year, Supplier may update Transfer Prices on or by May 1 which changes will apply for the remainder of the calendar year, subject to other Transfer Price changes that may occur in accordance with Paragraph 7 below.  Once each calendar year begins, Supplier may use [***] for invoicing purposes.

4.

For each calendar year, Supplier and Purchaser will reconcile variances between the estimated Transfer Price and the actual Transfer Price in the manner described in this Paragraph 4.  As used in this Exhibit, “Transfer Price Variances” mean variances between: (i) the estimated Transfer Price established on January 1 of the applicable calendar year (or updated on May 1 or September 1 of such year, if applicable), and (ii) the actual Transfer Price, calculated as the sum of [***] and [***].  Supplier will provide Purchaser with an interim report on Transfer Price Variances on a quarterly basis, for informational purposes only and a reconciliation will occur within 120 days following calendar year end.  If the actual Transfer price is greater than, or less than, the estimated Transfer Price established on January 1 or updated on May 1 or September 1, if applicable, then Supplier and Purchaser will settle the differences between themselves within 120 days following year end.

5.

NPSG may direct that sourcing of certain SKUs from Supplier’s Regional Manufacturing Facilities shift to Purchaser’s Regional Manufacturing Facilities as part of its Annual Sourcing or Current Year Sourcing processes.  The volume of physical cases of Authorized Covered Beverages that shift to Purchaser’s Regional Manufacturing Facilities are referred to below as “Shifted Physical Cases.

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

a.

Separately, Supplier and Purchaser may agree that the Purchaser will reimburse the Supplier up to the total costs of lost absorption (i.e., the increase in costs per case due to lower volume handled by a Production Facility) on Shifted Physical Cases resulting from NPSG-designated sourcing changes, and reimbursement will be based on the last fully completed twelve calendar months of volume at the time of sourcing change.  Supplier and Purchaser will solely determine between themselves whether reimbursement is made, and will directly manage this process without CCNA’s involvement. If Supplier and Purchaser agree that reimbursements are made for lost absorption, then the reimbursement up to the total costs of lost absorption on Shifted Physical Cases will be a one-time adjustment.

b.

Any payments to be made by Purchaser as described above for lost absorption (if any, to the extent mutually agreed by Purchaser and Supplier) will be made at the same time as any required payment for Transfer Price Variances is made within 120 days after calendar year end.

6.

In addition to changes in the Transfer Price as described in Paragraph 3 above, the estimated Transfer Price may be adjusted by Supplier (a “September Adjustment”) during the year as of September 1 (“September Adjustment Date”) to account for changes in Supplier’s [***], as provided in subparagraphs a and b of this Paragraph 6:

a.

If Supplier’s actual year to date costs per physical case for any of the components shown in the table below as compared to the estimated costs per physical case for such component as included in the estimated Transfer Price established on January 1 of the applicable calendar year (or updated May 1 of such year, if applicable), change by more than the percentage indicated in the table below as of a September Adjustment Date, then a September Adjustment will be made to [***]:

Component	September 1
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

b.

No September Adjustment will be made for any pricing components other than [***].  The Parties agree to consider adjusting the cost ranges as part of the escalation process of Section 15 of this Agreement.

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

7.

[***] will be taken into account by Supplier in establishing the Transfer Price annually, subject to annual reconciliation as part of the Transfer Price Variance process provided for in Paragraph 4 above.

8.

Purchaser will be entitled to a freight credit from Supplier for Authorized Covered Beverages picked up by Purchaser at the Supplier’s Regional Manufacturing Facility only if Supplier has agreed to allow for Purchaser pick up of Products as specified in Section 14(f) of this Agreement.  The amount of the freight credit will be based on Supplier’s actual freight cost.

9.

Purchaser will pay Supplier a deposit equal to Supplier’s standard rate, as stated in the Service Level Agreement (Exhibit C), for shells, pallets, CO2 containers, etc., which will be refunded to Purchaser when such items are timely returned in useable condition as set forth in Section 20 of this Agreement.

10.	To the extent funded by NPSG, CCNA Exchange will engage a certified public accounting firm (“Firm”) to annually review and perform tests of:

a.	[***] calculated and provided by Supplier to ensure it is consistent with the [***] methodology approved by NPSG;

b.	Transfer Price Variances for the settlement of RPB to RPB transactions.

The costs of the Firm will be funded by NPSG members in proportion to the funding shares set out in the NPSG Governance Agreement.  NPSG, the CCNA Exchange and the RPBs will provide the Firm with the books, records and access that is reasonably required to conduct the review and testing described above.  To the extent permitted by law, CCNA Exchange will share the Firm’s report with each member of the NPSG.

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

EXHIBIT B

Demand and Supply Variance Management between Supplier and Purchaser Distribution Centers & Regional Manufacturing Facilities

a.	When used in this Exhibit B, “Variance(s)” shall mean variances from the Annual Sourcing Plan or Current Year Sourcing determined by NPSG.
b.

Any Variances within a calendar year (whether or not required by NPSG sourcing requirements) that solely impact Supplier and Purchaser shall be managed directly between Supplier and Purchaser without CCNA’s involvement as per Section 4 of this Agreement.  No financial remedy of any kind is available between Supplier and Purchaser for any such Variances.

c.

In the case of Authorized Covered Beverages, Purchaser may purchase or acquire one or more SKUs from alternate Regional Manufacturing Facilities based on the NPSG Annual Sourcing or Current Year Sourcing matrix (i.e., primary and secondary sources including, if applicable, from any such authorized production facilities operated by Purchaser), or from a finished goods co-operative if Purchaser is a member of such co-operative and has purchase obligations, if and to the extent that (i) Supplier has notified Purchaser that Supplier cannot or will not provide such SKU (such notice to be provided by telephone call and email); (ii) Purchaser has reasonably determined that delivery by Supplier of any such SKU (including any SKU requested by Purchaser’s customers) to the applicable Distribution Center will either (A) be 48 hours or more overdue, or (B) result in a Distribution Center out-of-stock situation; or (iii) Supplier’s delivery of any Products is delayed or impaired as a result of a Force Majeure Event.  No financial remedy of any kind is available between Supplier and Purchaser for any such Variances.

d.

Purchaser will have the right to source from alternate Regional Manufacturing Facilities based on the NPSG Annual Sourcing Plan or Current Year Sourcing matrix (i.e., primary and secondary sources including, if applicable, any such authorized production facilities operated by Purchaser) or from a finished goods co-operative if Purchaser is a member of such a co-operative and has purchase obligations, if and to the extent the order is for:  (i) slow moving products (less than full pallet quantities), (ii) customer special requests, and (iii) “Hot Shot” Orders (i.e., time-sensitive orders that require faster delivery times than are required in the normal order process) that Supplier cannot fulfill or elects not to fulfill, in each case, so long as Purchaser has first provided Supplier with the opportunity to supply the requested Products and Supplier has declined to provide them.  Supplier will respond in a reasonably prompt manner to any such requests from Purchaser. No financial remedy of any kind is available between Supplier and Purchaser for any such Variances.

B-1

EXHIBIT C

Service Level Agreement (“SLA”)

The SLA is developed between the Parties to ensure that the detailed operating requirements in this FGSA are documented.  The SLA may contain appropriate operating requirements agreed upon by the Parties but must, at least, address the following items:

•	Management Operating Reviews between Parties (e.g., meeting frequency, topics, attendees, etc.)
•	Metrics
o	Supplier – Customer Service Metric, Definition, & Targets
o	Purchaser – Order Lead Time Adherence Definition & Target
•	Innovation SKUs
o	Rolling Forecast requirements for all Innovation SKUs
o	Communication requirements.
•	Returns (Finished Goods & Dunnage)
•	Deposit Item Pricing
•	Escalation Process to Resolve Sourcing Issues

C-1

Schedule 2.8.2

Form of Regional Finished Goods Supply Agreement

See attached.

REGIONAL FINISHED GOODS SUPPLY AGREEMENT

[For Use Between a RPB and an EPB or PB]

This Regional Finished Goods Supply Agreement (“Agreement”) is made and executed this ___ day of _______, 20__ by and between ____________________________ (“Supplier”) and ______________________________ (“Purchaser”).

Background

A.

The Coca-Cola Company (“Company”) has authorized Supplier to manufacture Authorized Covered Beverages in accordance with a regional manufacturing authorization agreement, with the objective of ensuring that U.S. Coca-Cola Bottlers are able to acquire finished goods from Regional Producing Bottlers at a price that enables the Coca-Cola Bottler System to be highly competitive in the marketplace.

B.

Among other things, Company has appointed Supplier as an authorized purchaser of certain concentrates and/or beverage bases for the purpose of manufacturing, producing and packaging Authorized Covered Beverages in authorized containers at its Regional Manufacturing Facilities for sale by Supplier and its affiliates to certain other U.S. Coca-Cola bottlers in accordance with Supplier’s authorization to manufacture Authorized Covered Beverages, the National Product Supply Group Governance Agreement, and this Agreement.

In exchange for the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Term

The term of this Agreement (the “Term”) will begin as of January 1, 2017 and will continue until terminated in accordance with Section 24 hereof.

2.	Definitions

In addition, the following terms have the meanings specified below:

a.	“Annual Sourcing Plan” means the annual plan for Regional Manufacturing Facility to Distribution Center sourcing approved by the NPSG Board.
b.	“Authorized Covered Beverages” means those Covered Beverages (as defined by the CBA) that Supplier is expressly authorized by Company to produce and supply to Purchaser and other EPBs and PBs.
c.	“Capital Charge” means the reasonable capital charge calculated for all RPBs, which shall be determined by Company from time to time in its sole discretion.

d.

“Comprehensive Beverage Agreement” or “CBA” means a comprehensive beverage agreement under which Company has authorized Purchaser to market, promote, distribute and sell Authorized Covered Beverages and certain other shelf-stable, ready to drink beverages and beverage products sold under trademarks owned or licensed by Company within specific geographic territories.

e.

“Core SKU” means a SKU designated as such by the System Leadership Governance Board of the U.S. Coca-Cola system or its designated committee.  The term “Mandated SKU” has the same meaning, and the term “Non-Core SKU” means a SKU that is not a Core or Mandated SKU.

f.

“CCNA Exchange” means a process unilaterally established and operated by Company, acting by and through its Coca-Cola North America division (“CCNA”), to conduct certain financial activities in support of the National Product Supply System, including, but not limited to, reconciling [***] with standardized cost differences, and providing input into the development of [***] by Company.

g.	“Current Year Sourcing” means sourcing changes or additions during a particular calendar year approved by the NPSG Board.
h.

“Distribution Center” means a facility operated by Purchaser or other Coca-Cola bottlers at which Products are received, and from which Products are distributed to customers and consumers in their authorized distribution territories pursuant to a comprehensive beverage agreement or other authorization agreement with Company.

i.	“Effective Date” means January 1, 2017.
j.

“Expanding Participating Bottler” or “EPB” has the meaning ascribed to such term in the Purchaser’s CBA; provided that for purposes of determining which bottlers are considered Expanding Participating Bottlers under this Agreement Supplier shall be entitled to rely on a list of EPBs provided to Supplier by Company.

k.

“Innovation SKU” means a new SKU that has been introduced by Company that Purchaser distributes or intends to distribute in Purchaser’s Territory.  Innovation SKU does not include any SKU that has been distributed in the Territory for greater than thirteen weeks.

l.	“Limited Source SKU” means a SKU that is produced in a limited number of Regional Manufacturing Facilities based on criteria determined by NPSG.

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

m.	[***]

n.	“National Product Supply Group” or “NPSG” means the Coca-Cola national product supply group established by the NPSG Agreement.
o.	“National Product Supply System” or “NPSS” means the national product supply system for Authorized Covered Beverages produced using concentrate based, cold-fill manufacturing processes.
p.

“NPSG Agreement” means the National Product Supply System Governance Agreement among Supplier, certain other Regional Producing Bottlers, and Company, as may be amended, restated or modified from time to time.

q.

“NPSG Board” means The Coca-Cola System National Product Supply Group Governance Board, the governing body for the Coca-Cola National Product Supply Group consisting of representatives of Company and all Regional Producing Bottlers, as described more fully in the NPSG Agreement.

r.

“Participating Bottler” has the meaning ascribed to such term in the Purchaser’s CBA; provided that for purposes of determining which bottlers are considered Participating Bottlers under this Agreement Supplier shall be entitled to rely on a list of Participating Bottlers provided to Supplier by Company.

s.	“Party” means either Supplier or Purchaser, or their permitted successors or assigns hereunder.
t.

“Primary Packaging” means the container for a Product SKU in any form or material (together with the graphics), including, by way of example and not limitation, 8 oz. glass bottles with graphics imprinted, 12 oz. aluminum cans with graphics imprinted or plastic 2 two liter containers with labels.

u.

“Regional Manufacturing Facility” means a manufacturing facility operated by Supplier, an affiliate of Company, or other RPBs from time to time during the Term, that manufactures, produces, and/or assembles Authorized Covered Beverages, and from which Supplier or such other supplier transports Authorized Covered Beverages to Purchaser. “Regional Manufacturing Facility” includes, without limitation, any manufacturing facility acquired or built by Supplier or other RPBs after the Effective Date with the approval of the NPSG Board.

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

v.	“Regional Producing Bottler” or “RPB” means Supplier and any other U.S. Coca-Cola bottler that is a member of the NPSG.
w.

“Rolling Forecast” means a weekly-generated written estimate, by individual SKU, by week, by Distribution Center and in the aggregate for all of Purchaser’s Distribution Centers, of the volume of Products that Purchaser expects to purchase from Supplier for the next thirteen (13) calendar weeks.

x.	“Service Level Agreement” or “SLA” means the Service Level Agreement agreed to between Parties, attached to this Agreement as Exhibit C, and as hereafter amended by the Parties.
y.	“Secondary Packaging” means packaging that contains Primary Packaging.
z.

“SKU” means a stock-keeping unit or other uniquely identifiable type of beverage or other product configuration, distinguished by the use of a different primary or secondary packaging and/or different flavoring or other characteristics from other beverage or product configurations, such that such configuration requires the use of a separate UPC code to distinguish it from other forms of beverage or product configurations.

aa.	[***]

bb.

“Territory” means the geographic territory in which Company has authorized Purchaser to market, promote, distribute and sell certain shelf-stable, ready to drink beverages and beverage products sold under trademarks owned or licensed by Company.

cc.	“Tertiary Packaging” means packaging that contains Secondary Packaging.
dd.

“Value Added Facility” or “VAF” means a facility owned by Supplier and designated by CCNA as a VAF, which consolidates certain Product SKUs determined by CCNA (“VAF Products”) for shipment to Supplier’s Distribution Centers and Regional Manufacturing Facilities and Purchaser’s Distribution Centers.

ee.	“Version” means the Primary Packaging, Secondary Packaging, Tertiary Packaging, and the pallet configuration, in which a Product SKU is to be provided by Supplier hereunder.
3.	Products

This Agreement covers the supply by Supplier to Purchaser of the Authorized Covered Beverages produced by or on behalf of Supplier in bottles, cans or other factory sealed containers (“Products”) for Purchaser.

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Supplier will supply all SKUs of the Products required by Purchaser as provided in the Annual Sourcing Plan and Current Year Sourcing.  Supplier agrees to add SKUs for Purchaser as directed by NPSG.

Supplier may delete and not produce a SKU by providing Purchaser and NPSG with written notice at least sixty (60) days prior to the end of a calendar year provided, however, that Supplier may not delete a SKU that has been determined to be a “Core” or “Mandated” Beverage, or required SKU, by the System Leadership Governance Board or its designated committee.

4.	Parties’ Purchase and Supply Commitments and Sourcing
a.

Except as specifically permitted in this Section 4, the Parties agree to abide by the NPSG Annual Sourcing Plans and Current Year Sourcing between Supplier Regional Manufacturing Facilities and Purchaser Distribution Centers.  The NPSG Annual Sourcing Plan is intended to be available by the end of November of each calendar year.

b.

Subject to the terms of the Purchaser’s CBA, including, but not limited to, Purchaser’s right under CBA Section 3 to purchase Covered Beverages and Related Products (as defined in the CBA) from (i) Company, directly or through its Affiliates (as defined in the CBA), (ii) a Regional Producing Bottler in accordance with this Agreement; or (iii) any other Company Authorized Supplier (as defined in the CBA) in accordance with the terms of an applicable supply agreement, agency sales agreement or other similar arrangement between Bottler and such Company Authorized Supplier, Purchaser will purchase from Supplier the Products as provided in the NPSG Annual Sourcing Plan and Current Year Sourcing requirements.  Notwithstanding the terms of Purchaser’s CBA, any purchases from an RPB must be in accordance with the NPSG Annual Sourcing Plan and Current Year Sourcing.  Supplier will supply Purchaser with such Products in accordance with, and subject to, the terms and conditions contained in this Agreement. Supplier will use commercially reasonable efforts to promptly advise Purchaser of any actual or anticipated delay in delivery of Products.  See Exhibit B for Demand and Supply Variance Management between Supplier Regional Manufacturing Facilities and Purchaser Distribution Centers.

c.

The Parties understand that intermittent demand- or supply-related sourcing issues routinely occur.  No financial remedy of any kind is available between Supplier and Purchaser for any such sourcing issues. The Parties agree to work diligently to minimize demand- or supply-related sourcing issues with specific requirements to mitigate them as part of the Service Level Agreement in Exhibit C.  Purchaser is permitted to seek sourcing from alternative sources to the extent provided in Exhibit B.

d.

If, from time to time, Supplier cannot source Products from its NPSG-designated Regional Manufacturing Facility, then the Parties agree to follow the NPSG secondary sourcing requirements except as permitted by Exhibit B.  In all situations,

Supplier will promptly notify Purchaser of a change in sourcing to a secondary Regional Manufacturing Facility.  Product sourcing from secondary Regional Manufacturing Facilities to Purchaser’s facilities will be managed as follows:

i.

If Supplier’s Regional Manufacturing Facility is the secondary source, then Supplier agrees to instruct the secondary Supplier Regional Manufacturing Facility to source the affected Purchaser Distribution Center.

ii.

If another RPB Regional Manufacturing Facility is the secondary source, then Purchaser agrees to notify the secondary RPB Regional Manufacturing Facility to source the affected Purchaser Distribution Center after notification from Supplier.

iii.	The secondary sourcing Regional Manufacturing Facility will manage the freight to the Purchaser Distribution Center.
f.

Funding for VAF services may be provided by CCNA at its discretion.  If and to the extent funded by CCNA sufficient to meet the verifiable costs incurred by Supplier in providing VAF services, Supplier will operate VAFs and handle VAF Products, both of which are designated by CCNA, for supply to Supplier’s Distribution Centers and Regional Manufacturing Facilities and to Purchaser’s Distribution Centers.  With the assistance of NPSG, CCNA shall determine the location of VAFs, the VAF SKUs for each VAF, and the VAF SKU flow (i.e., in full pallet or less than full pallet quantities).  If Purchaser orders VAF SKUs not in the CCNA-determined flows, then Purchaser shall pay a VAF-specific handling fee set by Supplier.

5.	Regional Manufacturing Facilities and Package Versions
a.	Supplier will supply Products in Versions for each Purchaser Distribution Center as reasonably determined by Supplier.
b.

Supplier will supply the specified Versions as determined pursuant to Section 5(a) from its primary and secondary Regional Manufacturing Facilities as required by the NPSG Annual Sourcing Plan and the Current Year Sourcing.

c.	Supplier and Purchaser will meet as specified in their SLA (Exhibit C) as part of the normal management process.
6.	Forecasts, Purchaser’s Purchase Obligation, and Allocation of Constrained SKUs
a.

The Parties will determine if a Rolling Forecast for an existing Product SKU is required.  If an existing Product SKU Rolling Forecast is required, then Purchaser will provide the Rolling Forecast as described in the SLA (Exhibit C).

b.	A Rolling Forecast is required from Purchaser for all Innovation SKUs. The requirements of the Innovation SKU Rolling Forecast are set forth in the SLA (Exhibit C).

c.

Supplier will use commercially reasonable efforts to avoid shortages and will provide timely updates on constrained SKUs.  In the event of capacity constraints or short supply of Supplier, Supplier will allocate available supply based on the following:

i.

For an existing Product SKU:  In the event of a shortage of an existing Product SKU (based on Supplier’s total capacity), Supplier will manage a fair and equitable process based on the annual historical total case volume percentage of all bottlers supplied by Supplier for the constrained SKU for the previous calendar year applied to the available supply of the constrained SKU supplied by Supplier, considering only the bottlers requiring the SKU that is in short supply.

ii.

For an Innovation SKU new to the system:  In the event of a shortage of an Innovation SKU new to the system, the available supply would be allocated by Supplier on a pro rata basis among the bottlers ordering such Innovation SKU from Supplier (based upon the forecasts of each bottler for such Innovation SKU).

iii.

For an Innovation SKU new to Purchaser but not new to the system, where the SKU is replacing an existing SKU (a “Replacement Innovation SKU”):  In the event of shortage of a Replacement Innovation SKU, the available supply would be allocated by Supplier on a pro rata basis among the bottlers ordering the Replacement Innovation SKU from Supplier (based on (x) Purchaser’s prior year sales of the SKU being replaced, (y) the prior year sales of the SKU being replaced for any other bottlers that are ordering the Replacement SKU for the first time, and (z) the prior year sales of the Replacement Innovation SKU and of the SKU being replaced for the bottlers that are not ordering the Replacement Innovation SKU for the first time).

iv.

For an Innovation SKU new to Purchaser but not new to the system, where the SKU is not replacing an existing SKU (a “Non-Replacement Innovation SKU”):  In the event of shortage of a Non-Replacement Innovation SKU, the available supply would be allocated by Supplier on a pro rata basis among the bottlers ordering the Non-Replacement Innovation SKU from Supplier (based on (x) Purchaser’s forecast for the Non-Replacement SKU, (y) the forecast for the Non-Replacement Innovation SKU for any other bottlers that are ordering the Non-Replacement SKU for the first time, and (z) the prior year sales of the Non-Replacement Innovation SKU for the bottlers that are not ordering the Non-Replacement Innovation SKU for the first time).

d.	Purchaser may, in its sole discretion, direct such constrained Products in disproportionate amounts to any of its Distribution Centers that are sourced by Supplier.

e.

Supplier will use commercially reasonable efforts to provide Purchaser with written notice (by email to Purchaser’s defined representative) of the proposed launch of an Innovation SKU as soon as practicable prior to the proposed launch date.

i.

Purchaser shall: (A) within ninety (90) days of the Innovation SKU launch date; or (B) within fifteen (15) days following its receipt of such notice, whichever is later, provide to Supplier a written Innovation SKU forecast as determined in the SLA between Parties but at least for the first thirteen (13) weeks (unless a different period of time is mutually agreed by the Parties) after launch of such Innovation SKU (“Innovation SKU Forecast”).  Purchaser may revise any Innovation SKU Forecast at any time prior to sixty (60) days before the launch date.

ii.

The Innovation SKU Forecast will bind Purchaser to reimburse Supplier for all raw materials purchased by Supplier to meet this Innovation SKU Forecast.    Additionally, Purchaser may revise any part of the last nine (9) weeks of the Innovation SKU Forecast (but not the first four (4) weeks of the Innovation SKU Forecast, as the first four (4) weeks of such forecast is a firm order) between sixty (60) days and thirty (30) days prior to the launch date.  Prior to any Supplier production run of the Innovation SKU, Purchaser may request changes in timing of receiving the first four (4) week order and Supplier will accommodate Purchaser's request if commercially reasonable,  but Supplier is not obligated to do so.  Supplier will communicate the potential liability (i.e., required purchases by Purchaser) of Innovation SKU finished goods to Purchaser at the end of the first four (4) weeks.

iii.

Once the Innovation SKU is launched, Purchaser shall update all final weeks of the Innovation SKU forecast (but not the first four (4) weeks of each updated Innovation SKU Forecast).  The first four (4) weeks of the Innovation SKU Forecast (as modified by any permitted revisions, as permitted by this paragraph) will be a firm purchase obligation on behalf of Purchaser, and Purchaser must purchase all Product if Supplier has completed the production of the Innovation SKU for the four (4) week Innovation SKU Forecast.  Supplier will use commercially reasonable efforts to provide Purchaser with additional Innovation SKU volume during the first thirteen (13) weeks if product sales are greater than the forecast.

iv.

For orders of Innovation SKUs once launched, the SLA between Supplier and Purchaser will determine the order lead time due to differences in production cycles.  Once Innovation SKU orders are placed within the SLA-agreed order lead time, these Innovation SKU orders shall be firm purchase orders, and Purchaser shall purchase and pay in full for the Innovation SKUs contained in such purchase orders.  Supplier will accommodate Purchaser’s order that does not meet the order lead time if commercially reasonable, but Supplier is not obligated to do so.

v.

After the Innovation SKU has been distributed for thirteen (13) weeks, Purchaser will comply with the requirements of Section 6(a) above for any Rolling Forecasts required, which will provide subsequent Rolling Forecasts that include the Innovation SKU.

7.	Local Innovation and Product Requests by Purchaser
a.	Primary packaging local innovation requests will go through Company’s commercialization process as updated from time to time by Company in its sole discretion.
b.

If a local innovation request involves Secondary and Tertiary Packaging changes and the request calls for graphics changes, the local innovation execution process for the graphics changes will be guided by the Company’s commercialization processes as described above.

In all other respects, the approval process for a local innovation request relating to Secondary or Tertiary Packaging will be as set forth below:

i.

Within three business days of a written request from Purchaser, Supplier will inform Purchaser whether Supplier has the capability to provide the requested local innovation; provided, however, that this response will not constitute a commitment by Supplier to proceed with the local innovation request.

ii.

If Supplier indicates that it does have the capability and capacity to supply the requested local innovation, then within ten (10) business days of a written request from Purchaser, Supplier will inform Purchaser of the costs of such requested local innovation within an expected range of +/- 40% accuracy.

iii.

Within twenty (20) business days of a written request from Purchaser, Supplier will inform Purchaser in writing of the actual costs, delivery dates and projected production quantities for the requested local innovation.  If within twenty (20) business days following such written notice, Purchaser accepts such additional costs and delivery dates set forth in the notice and agrees to purchase all or a portion of such quantities set forth in such notice, Supplier shall be obligated to produce and deliver such quantities at the price and dates set forth in the notice.

c.

If Purchaser desires to purchase a SKU for its Territory that is not included in the Annual Sourcing Plan or Current Year Sourcing determined by NPSG for Purchaser’s Distribution Centers, Supplier shall not be required to provide such SKU.  However, NPSG may update the Annual Sourcing Plan or Current Year Sourcing to determine the appropriate RPB and Regional Manufacturing Facility to source such SKU to Purchaser.

8.	Price

Except as specifically provided in Sections 7(b)(iii) and 7(c) hereof, Purchaser will purchase, and Supplier will sell, the Products at [***], as adjusted for Purchase Price Variances in accordance with the methodology set forth in Exhibit A.

9.	Payment Terms and Invoicing
a.	Payment for Products is due in full within twenty-one (21) days from date of invoice.
b.	Supplier, or its agent, shall submit invoices for Products in accordance with Exhibit A hereto, and such invoices shall be submitted by Supplier to Purchaser within forty-five (45) days of shipment.
c.	Invoices will identify any applicable sales, use, or excise taxes.
d.

Purchaser will reimburse Supplier, or its agent, for all sales, use or excise taxes (if any), but Purchaser will not be responsible for remittance of such taxes to applicable tax authorities. Supplier will remit such taxes to the applicable tax authorities.  In the event Supplier fails to timely remit such taxes to the applicable tax authorities and Purchaser receives an audit assessment for such taxes, Supplier will reimburse Purchaser for such tax assessment including penalties and interest. To the extent applicable, Supplier shall reasonably cooperate with Purchaser in its efforts to obtain or maintain any reseller tax exemption certificates.

10.	Service Level Agreement (SLA)

Supplier and Purchaser agree to comply with the terms of the Service Level Agreement determined by the Parties as set forth in Exhibit C.  The Parties agree that Exhibit C may contain more specific provisions, metrics and standards than are stated elsewhere in this Agreement.  However, no provisions of the Service Level Agreement may act to limit, reduce or render unenforceable any of the terms of this Agreement and any such provisions of the SLA shall have no force and effect.

11.	Supplier Customer Service Metrics
a.

Supplier agrees to implement a customer service metric or metrics to assess service performance to Purchaser Distribution Centers.  Supplier will define the metric(s) with targets developed with Purchaser as part of the SLA.

b.

Supplier will use commercially reasonable efforts to (a) meet the customer service metric performance targets as set forth in the SLA and (b) measure, track, and report to Purchaser the customer service metric by time period for each Purchaser Distribution Center sourced by Supplier as set forth in the SLA.

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

12.	Purchaser Performance Metrics
a.	If the Parties agree to a Rolling Forecast as part of Section 6(a), then Forecast Accuracy will be measured.
i.

“Forecast Accuracy” means the accuracy of the “Lag 2 Week” included in Purchaser’s Rolling Forecast for each Purchaser Distribution Center, which is the forecasted volume to be purchased from Supplier for the second week of each such Rolling Forecast, and is measured as 1 minus the Mean Absolute Percent Error (MAPE) over the 1 week period measured.  “MAPE” is defined as the sum across all SKUs of the absolute value of the difference between the SKU-level Lag-2 Week of the Rolling Forecast provided to Supplier and the actual SKU-level trade sales of Product sold by Purchaser in the Territory for such Lag-2 Week, divided by the actual SKU-level trade sales of Product sold by Purchaser in the Territory for such Lag-2 Week.  Purchaser will not be responsible for forecast errors to the extent attributable to Product not delivered by Supplier (i.e., the calculation will be adjusted to take into account Product not delivered by Supplier to a particular Distribution Center for the Lag-2 Week period in question).

iii.

Purchaser will use commercially reasonable efforts to (a) meet the “Forecast Accuracy Performance Target” set forth in the Service Level Agreement and (b) track, measure, and report to Supplier Forecast Accuracy weekly by Lag 2 Week.

iv.

NPSG maintains the listing of Limited Source SKUs.  Because of sourcing difficulties related to Limited Source SKUs, forecasts for all Limited Source Core SKUs are considered firm purchase orders for the “Lag 2 Week.”

b.	Purchaser will measure order lead time adherence as defined by the Parties in the SLA ensuring that the requirements in Subsection 12(a) of this Agreement are met.
13.	Product Quality
a.	Products must be delivered to Purchaser in saleable condition, meeting all product and package quality standards established by Company.
b.

Supplier will deliver all Products to Purchaser’s Distribution Center with at least 45 days of shelf life remaining, except that, in the case of SKUs requiring more than 45 days of shelf life remaining because of customer requirements (e.g., Club Stores, ARTM, etc.), Supplier will deliver such SKUs to Purchaser’s Distribution Center with at least 12 days more than the customer-specific requirements.

c.	Purchaser may accept or reject any Product with less than 45 days of available shelf life remaining, in Purchaser’s sole discretion, after discussion with Supplier.

d.	Products must have no material defects in material or workmanship when delivered to Purchaser’s Distribution Center.
e.	Supplier will not deliver to Purchaser’s Distribution Center(s) any Products that Supplier knows to be subject to recall.
f.	Product SKUs must be standing and undamaged when delivered by Supplier to Purchaser’s Distribution Center.
g.	Product loads must be braced and dunnaged or wrapped when delivered to Purchaser’s Distribution Center.
h.	Delivery trailers containing Products must be sealed, with Product documentation, and must not have off odors, leaks, or contaminants.
14.	Product Orders and Risk of Loss
a.

Ordering will be as set forth in the SLA (Exhibit C), whether Purchaser places orders manually or through another type of order generation.  Supplier will implement order lead time requirements and define order lead time targets in the SLA.  Order lead time will not exceed fourteen (14) calendar days from Purchaser order submittal to Purchaser order delivery, except as described in Section 14(c) below.

b.	Purchaser agrees to cooperate with Supplier’s order management personnel to comply with an efficient, level ordering plan for the purchase of Products by Purchaser.
c.

NPSG maintains a listing of Limited Source SKUs.  Because of sourcing difficulties related to Limited Source SKUs, orders for all Limited Source Core SKUs are considered firm purchase orders within seven (7) calendar days of their requested delivery to Purchaser, and Purchaser shall purchase and pay in full for the Limited Source Core SKUs contained in such purchase orders.  For orders of Limited Source Non-Core SKUs, the SLA between Supplier and Purchaser will determine the order lead time due to differences in production cycles.  Once Limited Source Non-Core SKU orders are placed within the SLA-agreed order lead time, these Limited Source Non-Core SKU orders shall be firm purchase orders, and Purchaser shall purchase and pay in full for the Limited Source Non-Core SKUs contained in such purchase orders.

d.	Except as provided in the SLA (Exhibit C), (i) all orders for Product from Supplier must be in full truck load quantities only and (ii) the minimum order quantity per SKU will be a full pallet.
e.

Supplier will ship Product orders from the Regional Manufacturing Facility designated by the NPSG to Purchaser’s Distribution Centers, except as provided in Subsection 14(f).  Title and risk of loss will pass to Purchaser upon initial receipt of the Products at Purchaser’s Distribution Center.

f.

At Supplier’s sole discretion, Purchaser may be permitted to pick up Product orders at Supplier’s Regional Manufacturing Facility designated by the NPSG.  Title and risk of loss will pass to Purchaser upon completion of the loading of such Products on Purchaser’s vehicles or common carriers at Supplier’s Regional Manufacturing Facility.

g.	Additional provisions regarding placement and execution of orders are set forth in the SLA (Exhibit C).
h.

Neither Purchaser nor Supplier will make any changes in the Product order fulfillment process that could have an operational or financial impact on the other Party without the prior review and approval of the other Party (such approval not to be unreasonably withheld, conditioned or delayed and which will be documented in the SLA).

15.	Escalation
a.

The Parties acknowledge and agree that they anticipate that demand and supply issues will occur during the Term, and that, pursuant to Section 4 above, financial remedies are not available for such variances.  However if demand- or supply-related issues (a) are substantial or excessive in the reasonable opinion of Purchaser because of their impact to service and costs; and (b) these issues have not been mitigated to Purchaser’s reasonable requirements identified in the SLA, then the Parties shall attempt to resolve any disputes amicably, with ultimate referral of the issues to their senior Supply Chain and Financial officers. If these officers are unable to resolve the dispute, Purchaser may, at its option, refer the matter to NPSG staff for possible resolution through potential modifications to the Annual Sourcing Plan or Current Year Sourcing.

b.

While financial remedies for demand or supply-related sourcing issues are not prescribed in this Agreement, the Parties acknowledge that future circumstances may require that financial remedies be considered.  The Parties may, at their option, refer such matters to CCNA and CCNA will work collaboratively with the Parties to consider appropriate remedies.  No such remedies shall be effective unless first agreed upon in writing by the Parties.

c.

The Parties acknowledge that this Agreement has been prepared based on a form determined by the Company, in order to support the goals of the Coca-Cola bottling system in the United States, including: (i) the sustainable effectiveness and efficiency of such system and its members; (ii) increasing the competitiveness of such system and its members; and (iii) the profitable growth of such system and its members.  The Parties, along with Company, shall meet periodically in order to discuss proposed amendments to this Agreement to support the goals stated above.  The Parties shall negotiate in good faith with one another and with Company with respect to such proposed amendments, which amendments will require mutual written agreement to be effective.  It is provided, however, that:  (i) no amendment shall conflict with the reserved rights of Supplier set forth in Attachment 1-A of the NPSG Governance Agreement; and (ii) no amendment shall be effective with respect to a Party if it conflicts with the Party’s existing contractual obligations, whether with Company or otherwise.  It is further provided that the Parties shall not modify or amend this Agreement (except for amendments to Exhibit C and for amendments to the notice addresses provided in section 32) without the express written consent of Company.

d.

The Parties acknowledge and agree that for the purposes of section 15(c) above, and of Exhibit A to this Agreement, Company is an intended third party beneficiary and shall have rights to enforce same as if it were a party to this Agreement.

16.	Warranties
a.

Each Party represents and warrants the following: (i) the Party’s execution, delivery and performance of this Agreement: (A) have been authorized by all necessary company action, (B) do not violate the terms of any law, regulation, or court order to which such Party is subject or the terms of any material agreement to which the Party or any of its assets may be subject and (C) are not subject to the consent or approval of any third party; (ii) this Agreement is the valid and binding obligation of the representing Party, enforceable against such Party in accordance with its terms; and (iii) such Party is not subject to any pending or threatened litigation or governmental action which could interfere with such Party’s performance of its obligations under this Agreement in any material respect.

b.

In rendering its obligations under this Agreement, without limiting other applicable performance warranties, Supplier represents and warrants to Purchaser as follows: (i) Supplier is in good standing in the state of its incorporation or formation and is qualified to do business in each of the other states in which it conducts business; and (ii) Supplier shall secure or has secured all permits, licenses, regulatory approvals and registrations required to deliver and sell the Products, including registration with the appropriate taxing authorities for remittance of taxes.

c.

In performing its obligations under this Agreement, Purchaser represents and warrants to Supplier as follows: (i) Purchaser is in good standing in the state of its incorporation or formation and is qualified to do business in each of the other states in which it is doing business; and (ii) Purchaser shall secure or has secured all permits, licenses, regulatory approvals and registrations required to perform its obligations under this Agreement.

17.	Product Warranty
a.

Based on and subject to the warranties provided to Supplier by Company in Supplier’s authorization to manufacture Authorized Covered Beverages, Supplier warrants to Purchaser that (i) the Products sold to Purchaser under this Agreement comply at the time of shipment to Purchaser in all respects with the Federal Food,

Drug and Cosmetic Act, as amended (the “Act”), and all federal, state and local laws, rules, regulations and guidelines applicable in the Territory, and (ii) all Products shipped to Purchaser under this Agreement, and all packaging and other materials which come in contact with such Products, will not at the time of shipment to Purchaser be adulterated, contaminated, or misbranded within the meaning of the Act or any other federal, state or local law, rule or regulation applicable in Purchaser’s Territory. Supplier warrants to Purchaser that the Products sold to Purchaser under this Agreement will be handled, stored and transported properly by Supplier, up to the time of delivery to Purchaser.

b.

Supplier makes no covenant, representation or warranty concerning the Products of any kind whatsoever, express or implied, except as expressly set forth in this Agreement.  THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS, AND CONSTITUTE THE ONLY WARRANTIES OF SUPPLIER WITH RESPECT TO SUPPLIER’S PRODUCTS.

18.	Returns of Rejected Products
a.

Product Returns Classification.  Supplier or Purchaser may discover or become aware of the existence of Product related problems, quality or other technical problems relating to Products at the time of receipt by Purchaser, after acceptance by Purchaser, or after delivery by Purchaser to customers.  If such problems or quality issues are discovered, and such quality issues were due to quality or technical defects prior to delivery to Purchaser’s Distribution Center, then the affected Products will be returned to Supplier following the procedures in this Section based on the timing or circumstances of the discovery of quality or technical problems.

b.

Product Return – At Receipt.  If Purchaser discovers any of the following issues associated with Products within 24 hours following delivery of such Products to the Purchaser’s Distribution Center (or of pickup by Purchaser at a Supplier Regional Manufacturing Facility, if applicable):

i.	any Product that has either not been ordered and scheduled for delivery on a particular date, or
ii.	any Product that does not match the shipping documents presented at delivery, or
iii.	any defect or deficiency in such Product (e.g., loose caps or leaking seams), or
iv.	any non-conformance of such Product with any applicable warranties or quality standards,

then Purchaser will, within 24 hours following delivery of such Products to Purchaser’s Distribution Center (or of pickup by Purchaser at a Supplier Regional Manufacturing Facility, if applicable), notify Supplier of such defect, deficiency or non-conformance.  Purchaser will be entitled to credit equal to the price paid by Purchaser for the defective, deficient or non-conforming Product (or cancellation of any unpaid charges associated with the defective, deficient or non-conforming Product), plus freight costs, if any, incurred by Purchaser in connection with the delivery and return of such defective, deficient or non-conforming product.  Any such credits will be applied within twenty-one (21) days against amounts otherwise due from Purchaser and will be reflected in reasonable detail on appropriate invoices sent to Purchaser.  All credit requests must be submitted by Purchaser to Supplier within thirty (30) days of shipment acceptance for credit requests to be considered.

c.

Product Return – Quality Issues Post-Acceptance.  If after acceptance of any Product and more than 24 hours following delivery to Purchaser’s Distribution Center (or of pickup by Purchaser at a Supplier Regional Manufacturing Facility, if applicable), Purchaser discovers:

i.	any defect or deficiency in such Products caused by Supplier, or
ii.	any non-conformance of such Products with any applicable warranties or quality standards that existed as of the time of delivery by Supplier,

then Purchaser will notify Supplier within 24 hours of Purchaser’s identification of such defect, deficiency or non-conformance.  If the Product issue was discovered while in Purchaser’s possession, Purchaser will be entitled to a credit equal to price paid by Purchaser for the defective, deficient or non-conforming Product (or cancellation of any unpaid charges associated with the defective, deficient or non-conforming Product) as identified by Purchaser, plus freight costs, if any, incurred by Purchaser in connection with the delivery and return of such defective, deficient or non-conforming product.  If the Product issue was discovered while in possession of Purchaser’s customer or another third party, Purchaser will be entitled to reimbursement of any reasonable expenses it incurred in connection with removing, returning and/or replacing such defective, deficient or non-conforming Product.  Any such credits awarded hereunder will be applied against amounts otherwise due from Purchaser and will be reflected in reasonable detail on appropriate invoices sent to Purchaser.

19.	Product Recalls

Supplier’s duties as a supplier regarding Product Recalls are as provided in Exhibit D. Purchaser’s duties as a distributor regarding Product Recalls are as provided in its Comprehensive Beverage Agreement.

20.	Return of Deposit Materials, Recyclable Materials, and Tertiary Packaging
a.

Supplier will work with Purchaser to coordinate return of deposit SKUs, Tertiary Packaging, non-hazardous recyclables, and CO2 cylinders from Distribution Centers at commercially reasonable times.  Purchaser will be responsible for shipping such items to Supplier at Purchaser’s expense, utilizing Supplier back hauling to the extent available.  Additional provisions regarding these matters may be found on Exhibit C attached hereto.

b.

Supplier will credit Purchaser at Supplier’s invoice rates any deposit amounts due to Purchaser for items that are timely returned in useable condition.  Any such credits will be applied within twenty-one (21) days against amounts otherwise due from Purchaser.

c.	Supplier will accept the return of non-hazardous recyclables based on the recyclables list approved by Supplier.
21.	Recycling Programs

Supplier and Purchaser will develop recycling programs as set forth in the SLA for the disposal of defective, damaged or expired Products held by Purchaser or Purchaser’s customers that have been paid for by Purchaser and for which Purchaser has not received credit.

22.	Compliance with Laws
a.

Supplier will, and will cause its affiliates and subcontractors to, comply with all applicable federal, state and local laws and regulations applicable to each of them relating to: (i) the production, packaging, labeling, transport and delivery to Purchaser of the Products; and (ii) the performance of Supplier’s obligations set forth herein.

b.

Purchaser will comply with all applicable federal, state and local laws and regulations applicable to it and relating to: (i) the storage, marketing, promotion, distribution and sale of the Products; and (ii) and the performance of Purchaser’s obligations set forth herein.

23.	Indemnity

Supplier will indemnify, defend, and hold harmless Purchaser against any and all damages, loss, costs, or other liability (including reasonable attorneys’ fees) arising out of a third party claim that (i) results from Supplier’s breach of this Agreement or any representation or warranty made by Supplier in this Agreement, or any negligent act or omission of Supplier, or (ii) alleges damage for loss to property, death, illness or injuries, resulting from the use or consumption of any Products, except as set forth below. Supplier will assume responsibility and expense of investigation, litigation, judgment and/or settlement of any such claim on the condition that Supplier is notified promptly (in no event later than thirty (30) days after the first receipt of written notice thereof by Purchaser) in writing of any such claim and is permitted to deal therewith at its own discretion and through its own representatives; except that Purchaser’s failure to provide notice of a claim will not affect Supplier’s obligation to indemnify the claim under this Section 23 unless such failure prejudices the defense of such claim.  The Parties will cooperate reasonably in the investigation and defense of any such claim, and Supplier will not settle any such claim that imposes on Purchaser a non-monetary obligation or a liability that is not indemnified without Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Supplier will have no obligation to indemnify Purchaser for any claim to the extent that such claim arises out of the negligence or recklessness of Purchaser.  This Section 23 sets forth the sole and exclusive remedy for Purchaser against Supplier with respect to third party claims relating to the Products purchased by Purchaser from Supplier under this Agreement.  SUPPLIER WILL NOT BE LIABLE TO PURCHASER WHETHER IN CONTRACT OR IN TORT OR ON ANY OTHER LEGAL THEORY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, ANY LOST REVENUES, PROFITS OR BUSINESS OPPORTUNITIES, OR FOR ANY OTHER LOSS OR COST OF A SIMILAR TYPE (COLLECTIVELY, “CONSEQUENTIAL DAMAGES”) OF PURCHASER OR ANY CUSTOMER OF PURCHASER OR OF ANY PERSON WHO MAY HAVE BECOME INJURED BY SUPPLIER’S PRODUCTS PURCHASED FROM PURCHASER (EXCEPT TO THE EXTENT THAT AN INDEMNIFIED THIRD PARTY CLAIM INCLUDES CONSEQUENTIAL DAMAGES).

24.	Termination

This Agreement will terminate automatically upon termination of either Supplier’s authorization to manufacture Authorized Covered Beverages or Purchaser’s CBA.

25.	Confidentiality

The terms and conditions of this Agreement are strictly confidential.  Purchaser and Supplier agree that the terms and conditions of this Agreement are subject to the confidentiality requirements set forth in their respective comprehensive beverage agreement.

26.	Modification/Waivers

No modification, waiver or amendment to this Agreement will be binding upon either Party unless first agreed to in writing by both Parties.  The Parties shall not modify or amend this Agreement (except for amendments to Exhibit C and for amendments to the notice addresses provided in section 32) without the express written consent of Company.  A waiver by either Party of any default or breach by the other Party will not be considered as a waiver of any subsequent default or breach of the same or other provisions of this Agreement.

27.	Assignment

Except in connection with any permitted assignment by Purchaser of its rights under the Comprehensive Beverage Agreement, Purchaser may not assign this Agreement or any of the rights hereunder or delegate any of its obligations hereunder, without the prior written consent of Supplier, and any such attempted assignment will be void.

28.	Relationship of Parties

The Parties are acting under this Agreement as independent contractors.  Nothing in this Agreement will create or be construed as creating a partnership, joint venture or agency relationship between the Parties, and no Party will have the authority to bind the other in any respect.

29.	Authority

Each Party represents and warrants that it has the full right and authority necessary to enter into this Agreement.  Each Party further represents and warrants that all necessary approvals for this Agreement have been obtained, and the person whose signature appears below has the power and authority necessary to execute this Agreement on behalf of the Party indicated.

30.	Force Majeure

Neither Party will be liable to the other for any delay or failure to perform fully where such delay or failure is caused by terrorism, acts of public enemy, acts of a sovereign nation or any state or political subdivision, fires, floods or explosions, where such cause is beyond the reasonable control of the affected Party and renders performance commercially impracticable as defined under the Uniform Commercial Code (a “Force Majeure Event”).

31.	Business Continuity

Supplier will develop and maintain a commercially reasonable business continuity plan.

32.	Notices

All notices under this Agreement or the Service Level Agreement by either Party to the other Party must be in writing, delivered by electronic mail and confirmed by overnight delivery, certified or registered mail, return receipt requested, and will be deemed to have been duly given when received or when deposited in either the United States mail, postage prepaid, or with the applicable overnight carrier, addressed as follows:

If to Purchaser:	The then current address of Purchaser as contained in Supplier’s contractual files

With a copy to: Purchaser’s Chief Financial Officer or other designated representative, at the above address

If to Supplier:	[Add Supplier’s address

Add Supplier’s address

Direct: (xxx) xxx-xxxx

Fax: (xxx) xxx-xxxx

Attention: Add Name & Title

With a copy to: Add Name & Title]

33.	Governing Law

This Agreement and any dispute arising out of or relating to this Agreement will be governed by and construed in accordance with the laws of the State of Georgia, without reference to its conflict of law rules.

34.	Entire Agreement
a.

This Agreement constitutes the final, complete and exclusive written expression of the intentions of the Parties with respect to the subject matter herein and supersede all previous communications, representations, agreements, promises or statements, either oral or written, by or between either Party concerning the activities described herein.

b.

Supplier will not be bound by any provisions in Purchaser’s purchase order(s) or other documents, electronic or otherwise (including counter offers) which propose any terms or conditions in addition to or differing with the terms and conditions set forth in this Agreement, and any such terms and conditions of Purchaser and any other modification to this Agreement will have no force or effect and will not constitute any part of the terms and conditions of purchase, except to the extent separately and specifically agreed to in writing by Supplier.  Supplier’s failure to object to provisions contained in Purchaser’s documents will not be deemed a waiver of the terms and conditions set forth in this Agreement, which will constitute the entire agreement between the Parties.
c.

Purchaser will not be bound by any provisions in Supplier’s confirmation of acceptance or other documents, electronic or otherwise (including counter offers) which propose any terms or conditions in addition to or differing with the terms and conditions set forth in this Agreement, and any such terms and conditions of Supplier and any other modification to this Agreement will have no force or effect and will not constitute any part of the terms and conditions of purchase, except to the extent separately and specifically agreed to in writing by Purchaser.  Purchaser’s failure to object to provisions contained in Supplier’s documents will not be deemed a waiver of the terms and conditions set forth herein, which constitute the entire agreement between the Parties.

d.	This Agreement will inure to the benefit of and be binding upon each of the Parties and their successors and permitted assigns.

[Signature Page Follows]

Agreed to and accepted as of the date indicated below.

Supplier	Purchaser

By:	By:

Print Name:	Print Name:

Title:	Title:

EXHIBIT A

Purchase Price Variances and Other Pricing Matters

1.	For each calendar year, purchase price variances (“Purchase Price Variances” or “PPV”) will be reconciled in the following manner for Purchaser:

(a)As used in this Exhibit, “Purchaser PPV” means the variances between: [***], and [***], which amount shall be calculated and reviewed by CCNA Exchange.  For the avoidance of doubt, as used in this Exhibit A [***] in accordance with a standard methodology as determined by the NPSG.

(b)CCNA Exchange will provide Purchaser with an interim report on Purchase Price Variances on a quarterly basis within 45 calendar days after the end of each quarter, for informational purposes only, and a reconciliation will occur within 120 days following calendar year end, as described below.

(c)  If [***] are greater than [***], then Purchaser shall pay to Supplier (or to CCNA Exchange or its agent on behalf of Supplier) the difference applicable to Purchaser as calculated and reported by CCNA Exchange, with such report showing [***] for each SKU purchased by Purchaser during the prior year.  Purchaser shall make any such payment within thirty (30) days following reconciliation.

(d)If [***] are less than [***], then Supplier (or CCNA Exchange or its agent on Supplier’s behalf) shall pay to Purchaser the difference applicable to Purchaser as calculated and reported by CCNA Exchange, with such report showing [***] for each SKU purchased by Purchaser during the prior year.  Supplier (or CCNA Exchange or its agent on Supplier’s behalf) shall make any such payment within thirty (30) days following reconciliation.

(e)For greater certainty, following the above reconciliation, the adjusted amount [***] paid by Purchaser to Supplier (including any amounts paid to CCNA Exchange on behalf of Supplier) for each SKU purchased by Purchaser in a calendar year will not exceed the adjusted amount paid by other Expanding Participating Bottlers (other than any that are RPBs) and Participating Bottlers in the United States (including amounts paid to CCNA Exchange on behalf of

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Supplier in connection with the reconciliation) for each respective SKU purchased in such calendar year.

2.

Purchaser will be entitled to a freight credit from Supplier for Authorized Covered Beverages picked up by Purchaser at the Supplier’s Regional Manufacturing Facility only if Supplier has agreed to allow for Purchaser pick up of Products as specified in Section 14(f) of this Agreement.  The amount of the freight credit will be established by CCNA Exchange.

3.

Purchaser will pay Supplier a deposit equal to Supplier’s standard rate, as stated in the Service Level Agreement (Exhibit C), for shells, pallets, CO2 containers, etc., which will be refunded to Purchaser when items are returned.

4.	CCNA Exchange will engage a certified public accounting firm (“Firm”) annually to review and perform tests of:
a.	Compliance by Supplier with requirements that Supplier calculate and provide to NPSG its [***] calculated per physical case in accordance with a standard methodology as determined by the NPSG;
b.

Compliance by Supplier with the requirements of this Agreement that the price charged by Supplier to Purchaser for each SKU of Authorized Covered Beverages has not exceeded the price charged by Supplier to other Expanding Participating Bottlers (other than any that are RPBs), or Participating Bottlers in the United States for each such respective SKU.

c.	Compliance by Supplier and CCNA Exchange in calculating and settling Purchaser PPV in accordance with the methodology set forth in this Exhibit A.

5.

To the extent permitted by law, CCNA Exchange will share the Firm’s report with each member of the NPSG.  To the extent permitted by law, and in accordance with a mutually agreed non-disclosure agreement to address the confidentiality requirements of each of the parties and of CCNA, CCNA Exchange will share the Firm’s report with one senior management representative selected by the Officers of the Coca-Cola Bottlers Association (“”CCBA”) from each of: two Participating Bottlers and two Expanding Participating Bottlers that are not members of the NPSG (collectively, the “Bottler FGSA Committee”), and, if requested by the Bottler FGSA Committee, with the Executive Director of CCBA. The Bottler FGSA Committee and the CCNA Exchange will work together in good faith to: (a) determine the extent and form of legally permissible disclosure of the Firm’s report, or excerpts or summaries thereof, to one senior management representative from each Expanding Participating Bottler and Participating Bottler that is not represented on the Bottler FGSA Committee, and (b) to facilitate such disclosure in a mutually agreed manner in accordance with a mutually agreed non-disclosure agreement.

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EXHIBIT B

Demand and Supply Variance Management between Supplier and Purchaser Distribution Centers

a.	When used in this Exhibit B, “Variance(s)” shall mean variances from the Annual Sourcing Plan or Current Year Sourcing determined by NPSG.
b.

Any Variances within a calendar year (whether or not required by NPSG sourcing requirements) that solely impact Supplier and Purchaser shall be managed directly between Supplier and Purchaser without CCNA’s involvement as per Section 4 of this Agreement.  No financial remedy of any kind is available between Supplier and Purchaser for any such Variances.

c.

In the case of Authorized Covered Beverages, Purchaser may purchase or acquire one or more SKUs from alternate Regional Manufacturing Facilities based on the NPSG Annual Sourcing or Current Year Sourcing matrix (i.e., primary and secondary sources including, if applicable, from any such authorized production facilities operated by Purchaser), or: (a) from other producing bottlers authorized by CCNA that are not part of NPSG or (b) from a finished goods co-operative if Purchaser is a member of such co-operative and has purchase obligations, if and to the extent that:  (i) Supplier has notified Purchaser that Supplier cannot or will not provide such SKU (such notice to be provided by telephone call and email); (ii) Purchaser has reasonably determined that delivery by Supplier of any such SKU (including any SKU requested by Purchaser’s customers) to the applicable Distribution Center will either (A) be 48 hours or more overdue, or (B) result in a Distribution Center out-of-stock situation; or (iii) Supplier’s delivery of any Products is delayed or impaired as a result of a Force Majeure Event.  No financial remedy of any kind is available between Supplier and Purchaser for any such Variances.

d.

Purchaser will have the right to source from alternate Regional Manufacturing Facilities based on the NPSG Annual Sourcing Plan or Current Year Sourcing matrix (i.e., primary and secondary sources including, if applicable, any such authorized production facilities operated by Purchaser) or: (a) from other producing bottlers authorized by CCNA that are not part of NPSG or (b) from a finished goods co-operative if Purchaser is a member of such a co-operative and has purchase obligations if and to the extent the order is for: (i) slow moving products (less than full pallet quantities), (ii) customer special requests, and (iii) “Hot Shot” Orders (i.e., time-sensitive orders that require faster delivery times than are required in the normal order process) that Supplier cannot fulfill or elects not to fulfill, in each case, so long as Purchaser has first provided Supplier with the opportunity to supply the requested Products and Supplier has declined to provide them.  Supplier will respond in a reasonably prompt manner to any such requests from Purchaser. No financial remedy of any kind is available between Supplier and Purchaser for any such Variances.

EXHIBIT C

Service Level Agreement (“SLA”)

The SLA is developed between the Parties to ensure that the detailed operating requirements in this FGSA are documented.  The SLA may contain appropriate operating requirements agreed upon by the Parties but must, at least, address the following items:

•	Management Operating Reviews between Parties (e.g., meeting frequency, topics, attendees, etc.)
•	Metrics
o	Supplier – Customer Service Metric, Definition, & Targets
o	Purchaser – Order Lead Time Adherence Definition & Target
•	Innovation SKUs
o	Rolling Forecast requirements for all Innovation SKUs
o	Communication requirements.
•	Returns (Finished Goods & Dunnage)
•	Deposit Item Pricing
•	Escalation Process to Resolve Sourcing Issues

EXHIBIT D

Supplier’s Recall Obligations

1.In the event of the existence of quality or technical problems relating to Authorized Covered Beverages, Company may require Supplier to take all necessary action to recall all of such Authorized Covered Beverages, or any package used for such Authorized Covered Beverages, or withdraw immediately such Authorized Covered Beverages from the market or the trade, as the case may be.

2.In the event of a withdrawal or recall of any Authorized Covered Beverage or any package used for such Authorized Covered Beverage, that was produced by Supplier and sold to Purchaser, Supplier will use its commercially reasonable efforts to respond promptly and fairly if a claim is made by Purchaser as a result of any such withdrawal or recall.

3.If any withdrawal or recall is caused by Supplier’s failure to comply with the technical requirements of Company or any applicable laws, rules and regulations (it being understood and agreed that Supplier will not be responsible for any failure to comply with the technical requirements or applicable laws to the extent such failure results from the content or design of labels authorized by Company for use on Authorized Covered Beverages), the provisions of Section 17 (Warranty) and Section 23 (Indemnity) of this Agreement shall apply.

Schedule 2.17

Related Agreements

Finished Goods Supply Agreements.

Schedule 2.18

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Schedule 2.18-1

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Schedule 2.18-2

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Schedule 10.1.5

Third Party Beverages

A.As of the Effective Date:

1.

Company consents to Bottler’s co-packing for MONSTER ENERGY COMPANY, a Delaware corporation (formerly known as Hansen Beverage Company) (“MEC”) of Mutant with red berry, citrus or “White Lightning” flavor profiles in 20 ounce PET bottles, provided, that any ingredients used by Bottler to produce such products that are supplied by MEC are supplied in pre-measured, batch quantities not required to be separately measured by Bottler for use in production, and provided, further, that Bottler maintains sufficient capacity to continue uninterrupted supply of Company beverages, and subject to compliance by MEC with its obligations to Company under the “Distribution Coordination Agreement” referred to in the AMENDED AND RESTATED DISTRIBUTION AGREEMENT entered into as of March 26, 2015 between MEC and Bottler.

2.

Bottler may manufacture Dr Pepper, Dr Pepper cherry, Dr Pepper Ten, Caffeine free Dr Pepper, Diet Dr Pepper, Diet Dr Pepper cherry, Caffeine free diet Dr Pepper, Cherry Vanilla Dr Pepper, Diet Cherry Vanilla Dr Pepper, Dr Pepper Vanilla Float, and all other Dr Pepper trademark Beverages introduced by Dr Pepper/Seven Up, Inc. or one of its Affiliates, or any of their successors and assigns, (“DPSU”) on a nationwide basis other than (i) any cola Beverages, and (ii) any other Beverages not containing the principal flavor characteristic of Dr Pepper.  For purposes of clarity, a Beverage containing the principal flavor characteristic of Dr Pepper includes Dr Pepper Cherry, Dr Pepper Cherry Vanilla and any other line extension or innovation of Dr Pepper whose principal flavor characteristic is substantially similar to brand Dr Pepper.  Bottler may manufacture such Dr Pepper Beverages for supply to [***]:

a.	[***]
b.	[***]
3.

Bottler may manufacture Canada Dry Ginger Ale (and any line extension or innovation of such beverages under the Canada Dry trademark introduced by DPSU on a nationwide basis whose principal flavor characteristic is substantially similar to such beverage brand) for supply to [***].

Schedule 10.1.5-1

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4.	Bottler may manufacture Full Throttle and NOS for supply to [***].
5.

Bottler may manufacture Sun-Drop (and any line extension or innovation of such beverages under the Sun-Drop trademark introduced by DPSU on a nationwide basis whose principal flavor characteristic is substantially similar to such beverage brand) for supply to [***].

6.	[***].
7.	[***].

B.Added After the Effective Date:

Schedule 10.1.5-2

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Schedule 12.2

Technical Requirements

All of Company’s product, package and equipment quality; food safety; workplace safety; and environmental sustainability specifications, standards, instructions and requirements published by Company in the Beverage Products and Environmental Sustainability sections of the Coca-Cola Operating Requirements (KORE) website documents library, as updated by Company from time to time following discussion with the NPSG and Notice to each Regional Producing Bottler (including any Company Owned Manufacturers).

Schedule 28

Insurance Requirements

Bottler will, at its own cost and expense, acquire and maintain during the Term, with carriers having an AM Best Rating of A-VII or better, sufficient insurance to adequately protect the respective interests of the parties.  Specifically, Bottler must carry the following minimum types and amounts of insurance (the “Required Policies”) on an occurrence basis or in the case of coverage that cannot be obtained on an occurrence basis, then, coverage can be obtained on a claims-made basis with a three (3) year tail following the termination or expiration of this Agreement:

a)

Commercial General Liability including, but not limited to, premises-operations, broad form property damage, products /completed operations, contractual liability, independent  contractors, personal injury and advertising injury and liability assumed under an insured contract with limits of at least $25,000,000 per occurrence and $25,000,000  general aggregate and $25,000,000  Products / Completed Operations Aggregate;

b)

Statutory Workers’ Compensation Insurance and Employer’s Liability Insurance in the minimum amount of $1,000,000 each employee by accident, $1,000,000 each employee by disease and $1,000,000 aggregate by disease with benefits afforded under the laws of the state or country in which the services are to be performed.  Policy will include an alternate employer endorsement providing coverage in the event any employee of Bottler sustains a compensable accidental injury while on work assignment with Company.  Insurer for Bottler will be responsible for the Workers’ Compensation benefits due such injured employee;

c)

Commercial Automobile Liability for any owned, non-owned, hired, or borrowed automobile used in the performance of Bottler’s obligations under this Agreement is required in the minimum amount of $25,000,000 combined single limit. If Bottler is driving a vehicle owned by Company in connection with the performance of its obligations under this Agreement, then Bottler will be responsible for the cost of repairing any physical damage to the vehicle resulting from Bottler’s use of the vehicle.  If the vehicle cannot be repaired, then Bottler will be responsible for replacing Company’s vehicle;

Bottler will notify Company in writing within sixty (60) days of any cancellation, non-renewal, termination, material change or reduction in coverage.

Bottler’s insurance as outlined above shall be primary and non-contributory coverage.

The coverage territory for the stipulated insurance shall be The United States of America.

Bottler will cause their insurance companies to waive their right of recovery against Company under the Required Policies.

Bottler will be solely responsible for any deductible or self-insured retention.

The above insurance limits may be achieved by a combination of primary and umbrella/excess policies.

The Coca-Cola Company, its subsidiaries, affiliates, authorized bottlers, directors, officers, employees, partners, customers and agents shall be included as an “Additional Insured” on Bottler’s Commercial General Liability and Commercial Auto Liability policies listed above and shall be evidenced on the certificate of insurance.  Prior to the execution of this Agreement and annually upon the anniversary date(s) of the insurance policy’s renewal date(s), Bottler will furnish Company with a properly executed Certificate of Insurance clearly  evidencing compliance with the insurance requirements set forth above. The certificate of insurance should be sent to:  The Coca-Cola Company, attn.:  General Counsel – Bottler Contracts, 1 Coca-Cola Plaza, Atlanta GA 30313.

The stipulated limits of coverage above shall not be construed as a limitation of any potential liability to Company, and failure to request evidence of this insurance shall not be construed as a waiver of Bottler's obligation to provide the insurance coverage specified.

Schedule 32.1.2

Representations of the Parties

None.

Schedule 32.1.4

Agreements not affected by this Agreement

Schedule 35.1.4 of Bottler’s CBA is incorporated herein by this reference.